EXHIBIT 99.2

                                                                [EXECUTION COPY]



                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                                MAF BANCORP, INC.
                             a Delaware corporation,

                            CLASSIC ACQUISITION CORP.
                             a Delaware corporation,

                                       and

                          CHESTERFIELD FINANCIAL CORP.,
                             a Delaware corporation



                                  June 5, 2004

                                TABLE OF CONTENTS

                                                                                                               PAGE
I.       THE MERGER..............................................................................................1
         1.1      Effects of the Merger..........................................................................1
         1.2      Conversion of Shares upon the Merger...........................................................2
         1.3      Stock Options..................................................................................4
         1.4      Consummation of the Merger; Effective Time.....................................................4
         1.5      Exchange of Company Common Stock...............................................................4

II.      REPRESENTATIONS AND WARRANTIES OF PURCHASER.............................................................6
         2.1      Organization...................................................................................7
         2.2      Authorization..................................................................................8
         2.3      Conflicts......................................................................................8
         2.4      Capitalization.................................................................................9
         2.5      Purchaser Financial Statements; Material Changes...............................................9
         2.6      Purchaser Reports..............................................................................9
         2.7      Compliance With Laws..........................................................................10
         2.8      Litigation....................................................................................10
         2.9      Defaults......................................................................................10
         2.10     Absence of Certain Changes or Events..........................................................11
         2.11     Undisclosed Liabilities.......................................................................11
         2.12     Licenses......................................................................................11
         2.13     Government Approvals..........................................................................11
         2.14     Accuracy of All Representations...............................................................11
         2.15     Fees..........................................................................................11
         2.16     Fairness Opinion..............................................................................12
         2.17     Disclosure....................................................................................12

III.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................................12
         3.1      Organization..................................................................................12
         3.2      Authorization.................................................................................13
         3.3      Conflicts.....................................................................................14
         3.4      Capitalization and Stockholders...............................................................14
         3.5      Company Financial Statements; Material Changes................................................15
         3.6      Company SEC Filings...........................................................................16
         3.7      Company Reports...............................................................................16
         3.8      Compliance With Laws..........................................................................16
         3.9      Litigation....................................................................................17
         3.10     Defaults......................................................................................17
         3.11     Absence of Certain Change or Events...........................................................18
         3.12     Undisclosed Liabilities.......................................................................18
         3.13     Licenses......................................................................................18
         3.14     Governmental and Stockholder Approvals........................................................18
         3.15     Antitakeover Provisions Inapplicable..........................................................18
         3.16     Disclosure....................................................................................18

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               PAGE
         3.17     Taxes.........................................................................................19
         3.18     Insurance.....................................................................................20
         3.19     Loans; Investments............................................................................20
         3.20     Interest Rate Risk Management Arrangements....................................................21
         3.21     Allowance for Loan Losses.....................................................................21
         3.22     Insurance Subsidiary..........................................................................21
         3.23     Company Benefit Plans.........................................................................22
         3.24     Environmental Matters.........................................................................25
         3.25     Material Contracts............................................................................27
         3.26     Real Property.................................................................................27
         3.27     Indemnification...............................................................................28
         3.28     Insider Interests.............................................................................28
         3.29     Accuracy of All Representations...............................................................28
         3.30     Fairness Opinion..............................................................................28
         3.31     Fees..........................................................................................28

IV.      COVENANTS..............................................................................................29
         4.1      Conduct of Business by the Company Until the Effective Time...................................29
         4.2      Conduct of Business by Purchaser Until the Effective Time.....................................33
         4.3      Certain Actions...............................................................................34

V.       ADDITIONAL AGREEMENTS..................................................................................35
         5.1      Inspection of Records; Confidentiality........................................................35
         5.2      Meetings of the Company.......................................................................36
         5.3      Bank Merger...................................................................................36
         5.4      D&O Indemnification...........................................................................36
         5.5      Affiliate Letters.............................................................................37
         5.6      Regulatory Applications.......................................................................38
         5.7      Financial Statements and Reports..............................................................38
         5.8      Registration Statement; Stockholder Approval..................................................39
         5.9      Notice........................................................................................39
         5.10     Press Releases................................................................................40
         5.11     Delivery of Supplements to Disclosure Schedules...............................................40
         5.12     Tax Opinion...................................................................................40
         5.13     Resolution of Company Benefit Plans...........................................................40
         5.14     Environmental Investigation...................................................................42
         5.15     Title to Real Estate..........................................................................43
         5.16     Other Actions; Further Assurances; Form of Transaction........................................43

VI.      CONDITIONS.............................................................................................44
         6.1      Conditions to the Obligations of the Parties..................................................44
         6.2      Conditions to the Obligations of Purchaser....................................................44
         6.3      Conditions to the Obligations of the Company..................................................46

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                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               PAGE
VII.     TERMINATION; AMENDMENT; WAIVER.........................................................................47
         7.1      Termination...................................................................................47
         7.2      Termination Fee...............................................................................48
         7.3      Expenses......................................................................................49
         7.4      Survival of Agreements........................................................................49
         7.5      Amendment.....................................................................................49
         7.6      Waiver........................................................................................49

VIII.    GENERAL PROVISIONS.....................................................................................50
         8.1      Survival......................................................................................50
         8.2      Notice........................................................................................50
         8.3      Applicable Law................................................................................51
         8.4      Headings, Etc.................................................................................51
         8.5      Severability..................................................................................51
         8.6      Entire Agreement; Binding Effect; Nonassignment; Counterparts.................................51
         8.7      Certain Definitions...........................................................................51
         8.8      Tax Treatment; Tax Structure..................................................................52

                                    EXHIBITS

         Exhibit A         Form of Cancellation Agreement*
         Exhibit B         Form of Certificate of Merger*
         Exhibit C         Form of Bank Merger Agreement*
         Exhibit D         Form of Affiliate Letter*
         Exhibit E         Forms of Letter of Understanding*
         Exhibit F         Form of Benefits Letter*
         Exhibit G         Opinion of Luse, Gorman, Pomerenk & Schick PC*
         Exhibit H         Opinion of the General Counsel of Purchaser*

_____________
*Intentionally omitted.

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger ("Agreement") is made and entered into as of the 5th day of June, 2004, by and among MAF Bancorp, Inc., a Delaware corporation ("Purchaser"), Classic Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Purchaser ("Merger Sub"), and Chesterfield Financial Corp., a Delaware corporation (the "Company").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the parties desire that Merger Sub be merged with and into the Company (the "Merger"), as a result of which the Company will be the surviving corporate entity, with the Merger to be upon the terms and subject to the conditions set forth herein.

         WHEREAS, the Board of Directors of the Company deems the Merger advisable and in the best interests of the Company and its stockholders and has adopted a resolution approving this Agreement and directing that this Agreement be submitted for the consideration of the Company's stockholders.

         WHEREAS, the respective Boards of Directors of Purchaser and Merger Sub have adopted resolutions approving this Agreement, and Purchaser, as the sole stockholder of Merger Sub, has approved and adopted this Agreement and the transactions contemplated hereby.

         WHEREAS, immediately following the Merger, Purchaser intends to cause the Surviving Corporation (as defined herein) to be dissolved and liquidated into Purchaser.

         WHEREAS, in connection with the Merger, Purchaser and the Company intend that Chesterfield Federal Savings and Loan Association of Chicago, a wholly-owned subsidiary of the Company (the "Bank"), shall merge (the "Bank Merger") with and into Mid America Bank, fsb, a wholly-owned subsidiary of Purchaser ("Mid America") immediately following consummation of the merger.

         WHEREAS, immediately following the Bank Merger, Purchaser intends to cause Mid America to declare and pay a dividend to Purchaser in the amount up to approximately $65 million to partially fund the cash portion of the Merger Consideration.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                       I.

                                   THE MERGER

         1.1 Effects of the Merger

         (a) Surviving Corporation. Subject to the terms and conditions of this Agreement, the Company and Merger Sub shall consummate the Merger, pursuant to which (i) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (ii) the Company shall be the surviving corporation in the

Merger (the "Surviving Corporation") and shall become a wholly-owned subsidiary of Purchaser, and (iii) the Surviving Corporation shall be governed by the laws of the State of Delaware. The Merger will have the effects set forth in the Delaware General Corporation Laws ("DGCL") and as otherwise provided in this Agreement and in accordance therewith. The Surviving Corporation shall possess all assets and property of every description, and every interest in the assets and property, contingent or otherwise, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of each of the Company and Merger Sub, and all obligations belonging or due to either of the Company or Merger Sub, all of which shall vest in the Surviving Corporation without further act or deed.

         (b) Certificate of Incorporation. The Certificate of Incorporation of the Company with such changes, if any, as may be provided for in the Certificate of Merger (as defined herein) shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with the provisions thereof and the DGCL.

         (c) By-laws. The By-laws of Merger Sub in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until altered, amended or repealed as provided therein, or in accordance with the Certificate of Incorporation of the Surviving Corporation and the DGCL.

         (d) Directors and Officers. The directors of the Surviving Corporation shall be the persons who were directors of Merger Sub immediately prior to the Effective Time and shall hold office until their respective successors are duly elected or appointed and qualified.

         1.2 Conversion of Shares upon the Merger. At the Effective Time (as defined herein), by virtue of the Merger and without any action on the part of Purchaser, Merger Sub, the Company or the holders of Purchaser Common Stock (as defined below), Merger Sub Common Stock (as defined below) or Company Common Stock (as defined below), the following shall occur:

         (a) Merger Sub Common Stock. Each share of the common stock, par value $0.01 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one share of the Common Stock of the Surviving Corporation and all such shares of common stock of the Surviving Corporation shall be owned by Purchaser. Outstanding certificates representing shares of common stock of Merger Sub immediately prior to the Merger shall be deemed to represent an identical number of shares of common stock of the Surviving Corporation upon consummation of the Merger.

         (b) Company Common Stock. Subject to Section 1.2(c), Section 1.2(d) and
Section 1.5(c), each share of the common stock, par value $0.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive a combination of cash and shares of common stock, par value $0.01 per share, of Purchaser ("Purchaser Common Stock") (collectively, the "Merger Consideration"), the combined value of which shall equal $31.50 per share of Company Common Stock, to be determined as follows:

                  (i) an amount in cash (the "Per Share Cash Consideration") equal to $20.48, or such greater portion of the Merger Consideration as Purchaser may determine to pay in cash; provided, however, that in the event Purchaser proposes to pay more than $20.48 of the Merger Consideration in cash, Purchaser must first provide the Company notice of the proposed cash amount no later than fifteen (15) business days prior to the Closing Date and the Company shall have consented to such greater amount, which consent shall not be unreasonably withheld; provided, further, that if the Company does not object within three (3) business days of receipt from Purchaser of any such notice, the Per Share Cash Consideration shall be the greater amount proposed by Purchaser; plus

                  (ii) a number of fully paid and nonassessable shares of the common stock, par value $0.01 per share of Purchaser ("Purchaser Common Stock"), determined by dividing (x) the amount obtained by subtracting the Per Share Cash Consideration from $31.50, by (y) the Purchaser Closing Price. For purposes hereof, the "Purchaser Closing Price" shall mean the average of the last reported sales price on The Nasdaq National Market ("Nasdaq") for Purchaser Common Stock as reported on Nasdaq for the ten (10) trading days next preceding (the first of such 10 days herein referred to as, the "Pricing Commencement Date"), but not including, the Closing Date. Purchaser shall not, within three (3) days of the Pricing Commencement Date and through the Effective Time, declare or establish a record date for a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to the outstanding Purchaser Common Stock.

         (c) Stock Held by the Company or Purchaser. All shares of Company Common Stock (other than shares of Company Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties) that are (i) owned by the Company as treasury stock, (ii) owned directly or indirectly by the Company or any of its wholly-owned subsidiaries or (iii) owned directly or indirectly by Purchaser or any of its wholly-owned subsidiaries, shall be cancelled and no shares of Purchaser Common Stock or other consideration shall be delivered in exchange therefor.

         (d) Dissenting Shares. Each outstanding share of Company Common Stock the holder of which has perfected appraisal rights under Section 262 of the DGCL and has not effectively withdrawn or lost such rights as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration hereunder, and the holder thereof shall be entitled only to such rights as are granted by the DGCL. The Company shall give Purchaser prompt notice upon receipt by Company of any such demands for payment of the fair value of such shares of Company Common Stock and of withdrawals of such notice and any other instruments provided pursuant to applicable law (any stockholder duly making such demand being hereinafter called a "Dissenting Stockholder"), and Purchaser shall have the right to participate in all negotiations and proceedings with respect to any such demands. The Company shall not, except with the prior written consent of Purchaser, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Stockholder as may be necessary to perfect appraisal rights under the DGCL. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

         1.3 Stock Options. Immediately prior to the Effective Time, each option granted by the Company to purchase shares of Company Common Stock (each an "Option," and collectively, "Options"), which is outstanding and unexercised immediately prior to the Effective Time, shall convert into the right to receive cash to be paid in accordance with this Section 1.3. All Options converted to cash pursuant to this Section 1.3 shall terminate effective immediately prior to the Effective Time. Immediately prior to the Effective Time, the Company shall make or shall cause to be made a cash payment to the holder of each Option in an amount (less any applicable withholding taxes) equal to the number of shares of Company Common Stock covered by such Option multiplied by the amount by which $31.50 exceeds the exercise price per share of Company Common Stock under the Option held by such holder. Prior to receipt of such payment, each holder of an Option shall execute a cancellation agreement, substantially in the form of Exhibit A hereto ("Cancellation Agreement"). In the event a holder of an Option has not delivered an executed Cancellation Agreement prior to the Effective Time, such holder shall be paid by Purchaser the amount to be paid pursuant to this Section 1.3 within five (5) business days of Purchaser's receipt of such Cancellation Agreement.

         1.4 Consummation of the Merger; Effective Time. Subject to the terms and conditions of this Agreement, the transactions contemplated by this Agreement shall be consummated (the "Closing") at the offices of Vedder, Price, Kaufman & Kammholz, P.C., 222 North LaSalle Street, Chicago, Illinois, on such date and time as shall be fixed by mutual agreement of Purchaser and the Company as promptly as practicable, but not later than five (5) business days (unless otherwise agreed to by the parties or except as set forth below) after all of the conditions set forth in Article VI (other than the receipt of closing certificates and legal opinions) have first been fulfilled or waived, provided such conditions shall continue, on such fifth business day, to be fulfilled or waived, including the conditions which, by their terms, are to be satisfied on the Closing Date and/or at the Effective Time; provided, further, that if the Closing would otherwise occur pursuant to this Section 1.4 on a date during the last month of a calendar quarter that is after the dividend payment date in that quarter for the Company's regular quarterly dividend but before the dividend record date in such month for Purchaser's regular quarterly dividend, Purchaser shall have the right to delay the Closing to the next business day immediately following Purchaser's dividend record date (the date of such closing being the "Closing Date"). At the Closing, Purchaser and the Company shall cause the Merger to become effective by causing a certificate of merger substantially in the form set forth in Exhibit B (the "Certificate of Merger") to be executed in accordance with the DGCL and to be filed with the Secretary of State of the State of Delaware providing for the Merger to become effective at 12:01 a.m. on the date immediately following the Closing Date, or at such other time as the parties may mutually agree. The time at which the Merger becomes effective shall be referred to as the "Effective Time."

         1.5 Exchange of Company Common Stock.

         (a) Surrender of Certificates. As soon as practicable after the Effective Time but in no event later than three (3) business days following the Effective Time, Computershare Investor Services LLP (the "Exchange Agent"), pursuant to documentation reasonably acceptable to Purchaser and the Company consistent with the terms hereof, shall mail to each holder of record of a certificate or certificates which, as of the Effective Time, represented outstanding shares of Company Common Stock (each, a "Certificate"): (i) a form letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or a lost certificate affidavit and bond in a form reasonably acceptable to the Exchange Agent) to the Exchange Agent; and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent (or a lost certificate affidavit and bond in a form reasonably acceptable to the Exchange Agent), together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive, in exchange therefor, (i) a certificate evidencing the whole number of shares of Purchaser Common Stock into which the shares of Company Common Stock, theretofore represented by the Certificate so surrendered, shall have been converted pursuant to the provisions of Section 1.2, plus (ii) the aggregate amount of Per Share Cash Consideration which such holder would be entitled to receive pursuant to Section 1.2 plus, (iii) such additional cash amount, if any, payable in lieu of fractional shares in accordance with Section 1.5(c), and the Certificate so surrendered shall be cancelled. Purchaser shall direct the Exchange Agent to make such deliveries within three (3) business days of the receipt of all required documentation. If any Purchaser Common Stock to be exchanged for shares of Company Common Stock is to be delivered in a name other than that in which the Certificate surrendered for exchange is registered, it shall be a condition to the exchange that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer, that all signatures shall be guaranteed by a member firm of any national securities exchange in the United States or the National Association of Securities Dealers, Inc., or by a commercial bank or trust company or other financial institution acceptable to Purchaser having an office in the United States, and that the person requesting the payment shall either (a) pay to the Exchange Agent any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or (b) establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not payable. From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of any shares of Company Common Stock outstanding immediately prior to the Effective Time and any such shares of Company Common Stock presented to the Exchange Agent shall be cancelled in exchange for the Merger Consideration payable with respect thereto as provided in Section 1.2 above.

         (b) Failure to Exchange Company Common Stock. No dividends or other distributions declared after the Effective Time with respect to Purchaser Common Stock payable to the holders of record thereof after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to Purchaser Common Stock represented thereby nor will any payment of the Per Share Consideration or cash in lieu of fractional shares be made to any holder until the holder of record shall surrender such Certificate (or comply with the provision with respect to lost Certificates above) and no interest will accrue or become payable on any such amounts. Subject to the effect, if any, of applicable law, after the subsequent surrender and exchange of a Certificate (or comply with the provision with respect to lost Certificates above), the holder thereof shall be entitled to receive any such dividends or distributions, without interest thereon, which theretofore became payable with respect to the Purchaser Common Stock represented by such Certificate. All dividends or other distributions declared on or after the Effective Time with respect to the Purchaser Common Stock and payable to the holders of record thereof on or after the Effective Time which are payable to the holder of a Certificate not theretofore surrendered and exchanged for Purchaser Common Stock pursuant to this Section 1.5(b) shall be paid or delivered by Purchaser to the Exchange Agent, in trust, for the benefit of such holders and paid (without interest) upon surrender for exchange of the Certificate (or compliance with the provision with respect to lost Certificates above). All such dividends and distributions held by the Exchange Agent for payment or delivery to the holders of unsurrendered Certificates unclaimed at the end of one (1) year from the Effective Time shall be repaid or redelivered by the Exchange Agent to Purchaser after which time any holder of Certificates who has not theretofore surrendered such Certificates to the Exchange Agent, subject to applicable law, shall look only to Purchaser for payment or delivery of such dividends or distributions, as the case may be. Any shares of Purchaser Common Stock and any cash amounts or other consideration delivered or made available to the Exchange Agent pursuant to this Section 1.5(b) and not exchanged for Certificates within one (1) year after the Effective Time shall be returned by the Exchange Agent to Purchaser which shall thereafter act as exchange agent subject to the rights of holders of unsurrendered Certificates hereunder.

         (c) Fractional Shares. No certificates or scrip representing fractional shares of Purchaser Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Purchaser shall relate to any fractional share, and such fractional share interests will not entitle the owner thereof to vote or assert any rights of a stockholder of Purchaser. In lieu of any fractional share of Purchaser Common Stock, Purchaser shall cause to be paid to each holder of shares of Company Common Stock who otherwise would be entitled to receive a fractional share of Purchaser Common Stock an amount of cash (without interest) equal to the product of such fraction multiplied by the Purchaser Closing Price.

         (d) Exchange Fund. On the date the Effective Time occurs, Purchaser shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of Company Common Stock, for exchange in accordance with
Section 1.5, an aggregate amount of cash, sufficient to pay the aggregate Per Share Cash Consideration payable pursuant to Section 1.2(b) (plus an additional amount of cash sufficient to cover amounts payable in lieu of any fractional shares of Company Common Stock) (such cash, together with any dividends or distributions with respect to shares of Purchaser Common Stock issuable as part of the aggregate Merger Consideration, being hereinafter referred to as the "Exchange Fund").

         (e) Escheat. Notwithstanding anything in this Agreement to the contrary, neither the Exchange Agent nor any party hereto shall be liable to a former holder of Company Common Stock for any consideration delivered to a public official pursuant to applicable escheat or abandoned property laws.

                                      II.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         The Purchaser represents and warrants to the Company that the statements contained in this Article II are correct and complete as of the date of this Agreement and will be correct and complete as of the Effective Time (as though made then and as though the Effective Time were substituted for the date of this Agreement throughout this Article II), except as to any representation or warranty which specifically relates to an earlier date, which only need be so correct as of such earlier date. The Purchaser has made a good faith effort to ensure that the disclosure on each schedule of the Purchaser Disclosure Schedule corresponds to the section referenced herein. However, for purposes of the Purchaser Disclosure Schedule, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule. The "Purchaser Disclosure Schedule" shall consist of the agreements, lists, instruments and other documentation and information described or referred to in this Agreement as being provided on a specific schedule.

         2.1 Organization.

         (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets, properties and businesses, and to carry on its business substantially as it has been and is now being conducted. Purchaser is duly qualified to do business and is in good standing in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not have a material adverse effect on the business of Purchaser and its subsidiaries, taken as a whole, or its ability to consummate the transactions contemplated herein. Purchaser has all requisite corporate power and authority to enter into this Agreement, and, upon the approval of the Governmental Authorities (as defined herein), to consummate the transactions contemplated hereby. Purchaser is duly registered as a unitary savings and loan holding company under the Home Owners' Loan Act, as amended ("HOLA").

         (b) Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and wholly owned by Purchaser. Merger Sub was formed for the purpose of engaging in the Merger and has not engaged, and will not engage prior to the Merger, in any activities other than those necessary to effectuate the terms of this Agreement. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, no par value per share, of which 100 shares are issued and outstanding.

         (c) Mid America is a federally-chartered stock savings bank duly organized and in existence under the laws of the United States. Mid America is an "insured depository institution" as defined in the Federal Deposit Insurance Act (the "FDI Act") and applicable regulations thereunder, the deposits of which are insured by the Federal Deposit Insurance Corporation ("FDIC") through the Savings Association Insurance Fund ("SAIF") to the full extent permitted under applicable laws.

         (d) Purchaser has no direct or indirect subsidiaries other than MAF Developments, Inc., N.W. Financial Corporation, Mid America Investment Services, Inc., Mid America Finance Corporation, Mid America Insurance Agency, Inc., Centre Point Title Services, Inc., MAF Realty Co., L.L.C.-III, MAF Realty Co., L.L.C.-IV, Mid America Mortgage Securities, Inc., Randall Road Development Corporation, Reigate Woods Development Corporation, Mid America Re, Inc., Mid Town Development Corporation, Equitable Finance Corporation, Fidelity Corporation, Fidelity Loan Services, Inc., St. Francis Investment Corporation, St. Francis Insurance Services Corporation and St. Francis Equity Properties, Inc. (the "Purchaser Corporate Subsidiaries") and Mid America (collectively, the "Purchaser Subsidiaries"). Except as set forth on Schedule 2.1(d) to the Purchaser Disclosure Schedule, each of the Purchaser Corporate Subsidiaries is either wholly-owned by Purchaser or Mid America or by wholly-owned subsidiaries of Mid America, and is a duly organized and validly existing corporation or limited liability company, as applicable, in good standing under the laws of the State of Illinois, Delaware, Vermont, Wisconsin or Nevada, as applicable, with entity power and authority to own, operate and lease its assets and properties and carry on its business substantially as it has been and is now being conducted. Each Purchaser Subsidiary holds all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of its and their respective businesses, except where the failure to so hold does not have a material adverse effect on the business of the Purchaser and the Purchaser Subsidiaries, taken as a whole.

         2.2 Authorization. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby have been duly approved and authorized by each of Purchaser's and Merger Sub's Board of Directors, and all necessary corporate action on the part of Purchaser and Merger Sub has been taken. This Agreement has been duly executed and delivered by Purchaser and Merger Sub and, subject to the approval of all Governmental Authorities, will constitute the valid and binding obligations of Purchaser and Merger Sub, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles and doctrines. Neither the Certificate of Incorporation nor the By-laws of the Purchaser will need to be amended to effectuate the transactions contemplated by this Agreement.

         2.3 Conflicts. The execution and delivery of this Agreement by Purchaser and Merger Sub, and the Bank Merger Agreement by Mid America do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any violation of the Certificate of Incorporation or By-laws of Purchaser or Merger Sub or organizational documents of any Purchaser Subsidiary. The execution and delivery of this Agreement by Purchaser and Merger Sub, and the Bank Merger Agreement by Mid America do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of, any obligation or result in the creation of any material lien, charge or encumbrance on any of the property or assets under any provision of any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser or Merger Sub or their respective properties, other than any such conflicts, violations or defaults which (i) individually or in the aggregate do not have a material adverse effect on Purchaser and the Purchaser Subsidiaries, taken as a whole, or (ii) will be cured, by valid amendment or otherwise, or waived prior to the Effective Time. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to Purchaser, Merger Sub or Mid America in connection with the execution and delivery of this Agreement or the Bank Merger Agreement, or the consummation by Purchaser, Merger Sub or Mid America of the transactions contemplated hereby or thereby, the absence of which would have a material adverse effect upon Purchaser, except for those relating to: any application or notice with the Office of Thrift Supervision ("OTS"), the FDIC, and any other federal or state regulatory authorities having jurisdiction over the transactions contemplated hereby (collectively, the "Governmental Authorities"); the Registration Statement to be filed by Purchaser relating to the Purchaser Common Stock to be issued pursuant to this Agreement (the

"Registration Statement") with the Securities and Exchange Commission (the "SEC"), which Registration Statement shall include the proxy statement for use in connection with the meeting of the stockholders of the Company (the "Proxy Statement") to be called pursuant to Section 5.8 hereof; the Certificate of Merger to be filed with the Secretary of State of the State of Delaware; any filings, approvals or no-action letters with or from state securities authorities; and any antitrust filings, consents, waivers or approvals.

         2.4 Capitalization. As of June 3, 2004, the capital stock of Purchaser consists of the following:

    CLASS OF STOCK          PAR VALUE         AUTHORIZED         ISSUED          OUTSTANDING         TREASURY
    --------------          ---------         ----------         ------          -----------         --------
        Common                $ .01           80,000,000       33,121,465        32,663,985          457,480
        Preferred             $ .01            5,000,000                0                 0                0

All of the issued and outstanding shares of Purchaser Common Stock have been, and all of the shares of Purchaser Common Stock to be issued in the Merger will be at the Effective Time, duly and validly authorized and issued, and are, or upon issuance in the Merger will be, as the case may be, fully paid and nonassessable. None of the outstanding shares of Purchaser Common Stock has been issued in violation of any preemptive rights and none of the outstanding shares of Purchaser Common Stock is or will be entitled to any preemptive rights in respect of the Merger or any of the other transactions contemplated by this Agreement. Purchaser has reserved, and will at the Effective Time have, a number of authorized but unissued shares of Purchaser Common Stock or shares of Purchaser Common Stock held in treasury sufficient to pay the stock portion of the aggregate Merger Consideration in accordance with Section 1.2 hereof.

         2.5 Purchaser Financial Statements; Material Changes. Purchaser has previously delivered or made available to the Company its audited consolidated financial statements for the years ended December 31, 2003, 2002 and 2001, and the unaudited consolidated financial statements for the three months ended March 31, 2004 (collectively, the "Purchaser Financial Statements"). The Purchaser Financial Statements (x) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") during the periods involved (except as may be indicated in the notes thereto and, in the case of the unaudited consolidated financial statements, except for the absence of footnotes and for normal and recurring year-end adjustments which are not material); and (y) fairly present in all material respects the consolidated statement of financial condition of Purchaser as of the dates thereof and the related consolidated statement of operations, changes in stockholders' equity and cash flows for the periods then ended. Except as otherwise disclosed in the Purchaser Reports filed with the SEC on or prior to May 9, 2004, since December 31, 2003 to the date hereof, Purchaser and the Purchaser Subsidiaries, taken as a whole, have not undergone or suffered any changes in their condition (financial or otherwise), properties, assets, liabilities, business or operations which have been, in any case or in the aggregate, materially adverse to Purchaser on a consolidated basis.

         2.6 Purchaser Reports. (a) Since January 1, 2003, each of Purchaser and the Purchaser Subsidiaries has timely filed all reports, together with any amendments required to be made with respect thereto, that were required to be filed since such date with (a) the SEC, (b) the OTS, (c) the FDIC, (d) any applicable state banking, insurance, securities, or other regulatory authorities (except filings which are not material), and (e) Nasdaq (collectively, the "Purchaser Reports"). Purchaser has previously made available to the Company true and complete copies of the Purchaser Reports requested by the Company. As of their respective filing dates, each of the Purchaser Reports (after giving effect to any amendments thereto), including the financial statements, exhibits, and schedules thereto, complied in all material respects with the applicable provisions of the statutes, rules, and regulations enforced or promulgated by the authority with which they were filed. The Purchaser Reports filed with the SEC did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         (b) Except as disclosed on Schedule 2.6(b) to the Purchaser Disclosure Schedule and except for examinations or reviews conducted in the regular course of the business of Purchaser or the Purchaser Subsidiaries by the SEC, Internal Revenue Service, Department of Labor, state, and local taxing authorities, OTS or the FDIC, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the best knowledge of Purchaser, investigation into the business or operations of Purchaser or the Purchaser Subsidiaries within the past three (3) years nor, to the best of our knowledge, has any such proceeding or investigation been threatened nor is currently pending. None of Purchaser or any Purchaser Subsidiary is subject to a written agreement (as such term is defined pursuant to 12 U.S.C. ss.1818) with the OTS or the FDIC. There is no unresolved violation, criticism or exception noted by the SEC, OTS or FDIC, or other agency, commission or entity with respect to any Purchaser Report that has had or is expected to have a material adverse effect on the business of Purchaser and the Purchaser Subsidiaries, taken as a whole.

         2.7 Compliance With Laws. Purchaser and the Purchaser Subsidiaries are each in compliance with all material federal and state laws and regulations that regulate the business of a savings bank, including, without limitation, HOLA and the FDI Act, and Purchaser and each of the Purchaser Subsidiaries are in compliance with all other applicable laws and regulations, except in each case where the failure to comply would not have a material adverse effect on the business of Purchaser and the Purchaser Subsidiaries, taken as a whole.

         2.8 Litigation. There is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the best knowledge of Purchaser, threatened against or affecting Purchaser or any Purchaser Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, which, if adversely determined, would have a material adverse effect on the business of Purchaser and the Purchaser Subsidiaries, taken as a whole, or which would materially affect the ability of Purchaser to consummate the transactions contemplated herein or which is seeking to enjoin consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement or the transactions contemplated hereby or thereby.

         2.9 Defaults. There has not been any default, or the occurrence of an event which with notice or lapse of time or both would constitute a default, in any obligation to be performed by Purchaser or any Purchaser Subsidiary under any contract, commitment, or other material obligation to which Purchaser, any Purchaser Subsidiary or their respective properties is subject, and neither Purchaser nor any Purchaser Subsidiary has waived any right under any contract or commitment, except in each case where any such default or waiver, singly or in the aggregate with any other such defaults or waivers, would not have a material adverse effect on the business of Purchaser and the Purchaser Subsidiaries, taken as a whole. To the best knowledge of Purchaser, no other party to any such material contract or commitment is in default in any material obligation to be performed by such party.

         2.10 Absence of Certain Changes or Events. Except as disclosed in the Purchaser Reports filed with the SEC on or prior to May 9, 2004, since December 31, 2003, there has not been, except for the transactions as contemplated herein or matters related thereto, any event or condition of any character which has had or would be reasonably expected to have a Material Adverse Effect on Purchaser.

         2.11 Undisclosed Liabilities. All of the obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or becoming due, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, including taxes with respect to or based upon transactions or events heretofore occurring, that are required to be reflected, disclosed or reserved against in the audited consolidated financial statements in accordance with GAAP ("Liabilities") have, in the case of Purchaser and the Purchaser Subsidiaries, been so reflected, disclosed or reserved against in the audited consolidated financial statements of Purchaser as of December 31, 2003 or in the notes thereto, and Purchaser and the Purchaser Subsidiaries have no other Liabilities except Liabilities incurred since December 31, 2003, in the ordinary course of business or in connection with acquisitions consummated prior to December 31, 2003.

         2.12 Licenses. To Purchaser's best knowledge, Purchaser and each Purchaser Subsidiary, respectively, hold all governmental registrations, licenses, permits or franchises (each a "Purchaser Permit") required to be held by it and which are material with respect to the operation of their respective businesses, except for such Purchaser Permits which, the failure to hold, would not have a material adverse effect on the business of Purchaser and the Purchaser Subsidiaries, taken as a whole.

         2.13 Government Approvals. To Purchaser's best knowledge, no fact or condition exists with respect to Purchaser or any Purchaser Subsidiary which Purchaser has reason to believe will prevent it from obtaining approval of the Merger, the Bank Merger and other transactions contemplated by this Agreement by any Governmental Authority.

         2.14 Accuracy of All Representations. The representations and warranties made by Purchaser in this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained in such representations and warranties not misleading.

         2.15 Fees. Other than the financial advisory services performed for Purchaser by Stifel, Nicolaus & Company Incorporated, neither Purchaser nor any of the Purchaser Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed a broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for the

Purchaser or any Purchaser Subsidiary in connection with this Agreement or the transactions contemplated hereby.

         2.16 Fairness Opinion. Purchaser has received an opinion, dated the date of this Agreement, from Stifel, Nicolaus & Company Incorporated, that, subject to the terms, conditions and qualifications set forth therein, the Merger Consideration is fair to Purchaser's stockholders from a financial point of view.

         2.17 Disclosure. None of the information to be supplied by the Purchaser for inclusion or to be incorporated by reference in the Proxy Statement or the information relating to the Purchaser and the Purchaser Subsidiaries in the Registration Statement, will, in the case of the Proxy Statement after giving effect to any amendments thereof or supplements thereto, at the time of the meeting of the Company's stockholders to be held for purposes of adopting the Agreement, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or, in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The portions of the Registration Statement and Proxy Statement relating to the Purchaser which are incorporated by reference to Forms 10-K, 10-Q and 8-K filed by the Purchaser under the Securities Exchange Act comply and will comply as to form in all material respects with the provisions of the Securities Exchange Act.

                                      III.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Purchaser that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Effective Time (as though made then and as though the Effective Time were substituted for the date of this Agreement throughout this Article III), except as to any representation or warranty which specifically relates to an earlier date, which only need be so correct as of such earlier date. The Company has made a good faith effort to ensure that the disclosure on each schedule of the Company Disclosure Schedule corresponds to the section referenced herein. However, for purposes of the Company Disclosure Schedule, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule. The "Company Disclosure Schedule" shall consist of all of the agreements, lists, instruments and other documentation and information described or referred to in this Agreement as being provided on a specified schedule.

         3.1 Organization. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets, properties and businesses and to carry on its businesses substantially as they have been and are now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to be so qualified does not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or its ability to consummate the transactions contemplated herein. The Company has all requisite corporate power and authority to enter into this Agreement, and, upon the approval of the Governmental Authorities and the stockholders of the Company, to consummate the transactions contemplated hereby. The Company is duly registered as a unitary savings and loan holding company under HOLA.

         (b) The Bank is a federally-chartered stock savings association duly organized and in existence under the laws of the United States. The Bank is an "insured depository institution" as defined in the FDI Act and applicable regulations thereunder, the deposits of which are insured by FDIC through SAIF to the full extent permitted under applicable laws. The Bank has all requisite power and authority to enter into the Bank Merger Agreement and, upon the approval of the Governmental Authorities and the sole stockholder of the Bank to consummate the transactions contemplated thereby.

         (c) The Company has no direct or indirect subsidiaries other than Chesterfield Insurance Services, LLC (the "Company Insurance Subsidiary"), Vincennes, L.L.C. (the "Company Indirect Subsidiary"), and the Bank (collectively, the "Company Subsidiaries"). The Company Insurance Subsidiary is wholly-owned by the Bank, the Company Insurance Subsidiary owns 65.93% of the Company Indirect Subsidiary, and each is a duly organized and validly existing limited liability company, in good standing under the laws of Illinois, with corporate power and authority to own, operate and lease its assets and properties and carry on its business substantially as it has been and is now being conducted. Each Company Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to be so qualified does not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or the ability of the Company to consummate the transactions contemplated herein. Each Company Subsidiary holds all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of its and their respective businesses, except where the failure to so hold does not have a material adverse effect on the business of the Company and the Company Subsidiaries, taken as a whole.

         3.2 Authorization. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby have been duly approved and authorized by the Company's Board of Directors, and all necessary corporate action on the part of the Company (except for the requisite stockholder approval) has been taken. This Agreement has been duly executed and delivered by the Company and, subject to the approval of the stockholders of the Company and the Governmental Authorities, will constitute the valid and binding obligations of the Company, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles and doctrines. Neither the Certificate of Incorporation nor the By-laws of the Company will need to be amended to effectuate the transactions contemplated by this Agreement.

         3.3 Conflicts. The execution and delivery of this Agreement by the Company, and of the Bank Merger Agreement by the Bank, do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any violation of the Certificates of Incorporation or By-laws of the Company or organizational documents of any Company Subsidiary. The execution and delivery of this Agreement, and of the Bank Merger Agreement by the Bank, do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of, any obligation or result in the creation of any material lien, charge or encumbrance on any of the property or assets under any provision of any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any Company Subsidiary or their respective properties, other than any such conflicts, violations or defaults which (i) individually or in the aggregate do not have a material adverse effect on the Company and the Company Subsidiaries, taken as a whole, or (ii) will be cured, by valid amendment or otherwise, or waived prior to the Effective Time. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to the Company or the Company Subsidiaries in connection with the execution and delivery of this Agreement, the Bank Merger Agreement or the consummation by the Company or the Bank of the transactions contemplated hereby or thereby, the absence of which would have a material adverse effect upon the Company, except for those relating to: any application or notice with the Governmental Authorities; any application or notice with the Illinois Department of Insurance (the "IDI") with respect to the Company Insurance Company; the Purchaser's Registration Statement and the Company's Proxy Statement to be filed with the SEC; the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; and any antitrust filings, consents, waivers or approvals.

         3.4 Capitalization and Stockholders. (a) As of June 5, 2004, the capital stock of the Company consists of the following:

    CLASS OF STOCK          PAR VALUE         AUTHORIZED         ISSUED          OUTSTANDING         TREASURY
    --------------          ---------         ----------         ------          -----------         --------
        Common                $0.01           7,000,000        4,304,738         3,875,521          429,217
        Preferred             $0.01           1,000,000                0                 0                0

All of the issued and outstanding shares of Company Common Stock have been duly and validly authorized and issued, and are fully paid and non-assessable. None of the outstanding shares of Company Common Stock were issued in violation of any preemptive rights of the current or past stockholders of the Company, and, to the best knowledge of the Company, there exist no prior rights of any party to acquire such shares. All of the issued and outstanding shares of Company Common Stock as of the relevant record date will be entitled to vote to adopt the Agreement.

         (b) As of June 5, 2004, the Company has 430,473 shares of Company Common Stock reserved for issuance under the stock option plans for the benefit of employees and directors of the Company or the Company Subsidiaries ("Company Stock Option Plans") pursuant to which options covering an aggregate of 418,254 shares of Company Common Stock are outstanding as of the date hereof. As of the date hereof, all of the shares of Company

Common Stock authorized to be issued under the Company's 2001 Recognition and Retention Plan ("RRP Plan") have been awarded, vested and distributed, except as set forth on Schedule 3.4(b) to the Company Disclosure Schedule. Except as set forth in this Section 3.4(b) and Schedule 3.4(b) to the Company Disclosure Schedule, there are no shares of capital stock or other equity securities of the Company outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. Each option is exercisable or will be exercisable as of the date set forth on Schedule 3.4(b) to the Company Disclosure Schedule and has an exercise price in the amount set forth on
Schedule 3.4(b) to the Company Disclosure Schedule.

         (c) Schedule 3.4(c) to the Company Disclosure Schedule accurately identifies the names and addresses of all of the stockholders who, to the Company's best knowledge, beneficially own more than 5% of the shares of Company Common Stock and the number of shares of Company Common Stock held by each such stockholder and by each director and senior officer of the Company. From the date hereof until the Effective Time, the Company shall, upon request, provide Purchaser with (i) a complete list of all of its stockholders of record and non-objecting stockholders, including the names, addresses and number of shares of Company Common Stock held by each stockholder, and (ii) any correspondence between the Company and any stockholder of the Company.

         (d) Except as set forth on Schedule 3.4(d) to the Company Disclosure Schedule, no capital stock of any of the Company Subsidiaries is or may become required to be issued (other than to the Company) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any Company Subsidiary. There are no contracts, commitments, understandings or arrangements relating to the rights of the Company to vote or to dispose of shares of the capital stock of any Company Subsidiary. All of the shares of capital stock of each Company Subsidiary held by the Company are fully paid and non-assessable and are owned by the Company free and clear of any claim, lien or encumbrance.

         3.5 Company Financial Statements; Material Changes. The Company has previously delivered to Purchaser its audited consolidated financial statements for the years ended June 30, 2003, 2002 and 2001, and the unaudited consolidated financial statements for the nine (9) months ended March 31, 2004 (collectively, the "Company Financial Statements"). The Company Financial Statements (x) have been prepared in accordance with GAAP (except as may be indicated in the notes thereto and, in the case of the unaudited consolidated financial statements, except for the absence of footnotes and for normal and recurring year-end adjustments which are not material); and (y) fairly present in all material respects the consolidated statement of financial condition of the Company as of the dates thereof and the related consolidated statement of operations, changes in stockholders' equity and cash flows for the periods then ended. Since June 30, 2003 to the date hereof, the Company and the Company Subsidiaries, taken as a whole, have not undergone or suffered any changes in their condition

(financial or otherwise), properties, assets, liabilities, business or operations which have been, in any case or in the aggregate, materially adverse to the Company on a consolidated basis.

         3.6 Company SEC Filings. The Company has previously made available to Purchaser true and complete copies of (a) its proxy statements on Schedule 14A to the Securities Exchange Act relating to all meetings of stockholders (whether special or annual) held during the calendar years 2001, 2002 and 2003, (b) all other reports or filings, as amended, filed under the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Securities Exchange Act") by the Company with the SEC since July 1, 2002, including, without limitation, reports on Forms 10-K, 10-Q and 8-K, and filings with the SEC under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act"), and (c) beneficial ownership reports or filings relating to Company Common Stock furnished to the Company since July 1, 2002.

         3.7 Company Reports. (a) Since July 1, 2002, each of the Company and the Company Subsidiaries has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that were required to be filed since such date with (a) the SEC, (b) the OTS, (c) the FDIC, (d) any applicable state banking, insurance, securities, or other regulatory authorities (except filings which are not material), and (e) Nasdaq (collectively, the "Company Reports"). The Company has previously made available to Purchaser true and complete copies of the Company Reports requested by Purchaser. As of their respective filing dates, each of the Company Reports (after giving effect to any amendments thereto), including the financial statements, exhibits, and schedules thereto, complied in all material respects with the applicable provisions of the statutes, rules, and regulations enforced or promulgated by the authority with which they were filed. The Company Reports filed with the SEC did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         (b) Except for examinations or reviews conducted by the OTS or the FDIC in the regular course of the business of the Company or the Company Subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the best knowledge of the Company, investigation into the business or operations of the Company or the Company Subsidiaries within the past three (3) years nor, to the best of our knowledge, has any such proceeding or investigation been threatened nor is currently pending. None of the Company or any Company Subsidiary is subject to a written agreement (as such term is defined pursuant to 12 U.S.C. ss.1818) with the OTS or the FDIC. Except as disclosed in Schedule 3.7(b) to the Company Disclosure Schedule, there is no unresolved violation, criticism or exception noted by the SEC, OTS or FDIC, or other agency, commission or entity with respect to any Company Report other than those that have not had and are not expected to have a material adverse effect on the business of the Company and the Company Subsidiaries, taken as a whole.

         3.8 Compliance With Laws. (a) The businesses of the Company and each Company Subsidiary are not being conducted in violation of any applicable federal and state laws, ordinances and regulations of any governmental entity, including, without limitation, HOLA, the FDI Act, any laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the USA Patriot Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, fair debt collection practices, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and laws and regulations relating to employee benefits, and any statutes or ordinances relating to the properties occupied or used by the Company or any Company Subsidiary, except for possible violations which either singly or in the aggregate do not have a material adverse effect on the Company or any Company Subsidiary, taken as a whole.

         (b) The policies, programs and practices of the Company and each Company Subsidiary relating to wages, hours of work, and other terms and conditions of employment are in compliance in all material respects with applicable laws, orders, regulations, public policies and ordinances governing employment and terms and conditions of employment. There are no disputes, claims, or charges, pending or, to the Company's best knowledge, threatened, against the Company or any Company Subsidiary alleging breach of any express or implied employment contract or commitment, or material breach of any applicable law, order, regulation, public policy or ordinance relating to employment or terms and conditions of employment, and, to the best knowledge of the Company, there is no basis for any valid claim or charge with regard to such matters.

         (c) No investigation or review by any governmental entity with respect to the Company or any Company Subsidiary is pending or, to the best knowledge of the Company, threatened, nor has any governmental entity indicated to the Company an intention to conduct the same, other than normal bank regulatory examinations.

         3.9 Litigation. Except as identified on Schedule 3.9 to the Company Disclosure Schedule, there is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the best knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, which is seeking damages against the Company, any Company Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, in excess of $100,000, or which would materially affect the ability of the Company to consummate the transactions contemplated herein or which is seeking to enjoin consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement or the transactions contemplated hereby, having, or which could reasonably be foreseen to have in the future, any such effect.

         3.10 Defaults. There has not been any default, or the occurrence of an event which with notice or lapse of time or both would constitute a default, in any obligation to be performed by the Company or any Company Subsidiary under any contract, commitment, or other material obligation to which the Company, any Company Subsidiary or their respective properties is subject, and neither the Company nor any Company Subsidiary has waived any right under any contract or commitment, except in each case where any such default or waiver, singly or in the aggregate with any other such defaults or waivers, would not have a material adverse effect on the business of the Company and the Company Subsidiaries taken as a whole. To the best knowledge of the Company, no other party to any such material contract or commitment is in default in any material obligation to be performed by such party.

         3.11 Absence of Certain Change or Events. Except as disclosed in the Company Reports filed with the SEC on or prior to May 9, 2004 or as set forth on
Schedule 3.11 to the Company Disclosure Schedule, since June 30, 2003, there has not been, except for the transactions as contemplated herein or matters related thereto, any event or condition of any character which has had or would be reasonably expected to have a Material Adverse Effect on the Company.

         3.12 Undisclosed Liabilities. All of the Liabilities have, in the case of the Company and the Company Subsidiaries, been so reflected, disclosed or reserved against in the audited consolidated financial statements of the Company as of June 30, 2003 or in the notes thereto, and the Company and the Company Subsidiaries have no other Liabilities except Liabilities incurred since June 30, 2003, in the ordinary course of business.

         3.13 Licenses. The Company and each Company Subsidiary, respectively, hold all governmental registrations, licenses, permits or franchises (each a "Company Permit") required to be held by it and which are material with respect to the operation of their respective businesses.

         3.14 Governmental and Stockholder Approvals. To the Company's best knowledge, no fact or condition exists which the Company has reason to believe will prevent the parties from obtaining approval of the Merger, the Bank Merger and other transactions contemplated by this Agreement by any Governmental Authority, the IDI or the stockholders of the Company.

         3.15 Antitakeover Provisions Inapplicable. Other than Section 203 of the DGCL, no "business combination," "moratorium," "control share" or other state antitakeover statute or regulation, nor any provision in the Company's Certificate of Incorporation or By-laws, (i) prohibits or restricts the Company's ability to perform its obligations under this Agreement, or its ability to consummate the transactions contemplated hereby and thereby, (ii) would have the effect of invalidating or voiding this Agreement, or any provision hereof or thereof, or (iii) would subject Purchaser to any impediment or condition in connection with the exercise of any of its rights under this Agreement. The Company has taken all steps necessary to cause the restrictions on "business combinations" (as defined in Section 203 of the DGCL) set forth in
Section 203 of the DGCL to be inapplicable to this Agreement and the transactions contemplated hereby

         3.16 Disclosure. None of the information to be supplied by the Company for inclusion or to be incorporated by reference in the Proxy Statement or the information relating to the Company and the Company Subsidiaries in the Registration Statement, will, in the case of the Proxy Statement after giving effect to any amendments thereof or supplements thereto, at the time of the meeting of the Company's stockholders to be held for purposes of adopting the Agreement, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The portions of the Proxy Statement relating to the Company which are incorporated by reference to Forms 10-K, 10-Q and 8-K filed by the Company under the Securities Exchange Act comply and will comply as to form in all material respects with the provisions of the Securities Exchange Act.

         3.17 Taxes. (a) The Company, each Company Subsidiary and each other company (including any limited liability company) or joint venture where the Company or a Company Subsidiary owns more than 50% of the equity interest of such entity measured by both vote and value (a "Tax Subsidiary") have each timely filed all tax and information returns, including but not limited to all required Forms 1099, 1098 and 5498, required to be filed (all such returns being correct and complete in all material respects) and have paid (or the Company has paid on behalf of each Company Subsidiary and Tax Subsidiary), or have accrued on their respective books and set up an adequate reserve for the payment of, all taxes, interest and penalties required to be paid in respect of the periods covered by such returns and have accrued on their respective books and set up an adequate reserve for the payment of all income and other taxes anticipated to be payable in respect of periods through the end of the calendar month next preceding the date hereof. Neither the Company nor any Company Subsidiary or Tax Subsidiary is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against the Company, any Company Subsidiary or Tax Subsidiary that have not been resolved or settled and no requests for waivers of the time to assess any such tax are pending or have been agreed to. The income tax returns of the Company and each Company Subsidiary and Tax Subsidiary have not been audited by either the Internal Revenue Service, or any state or local taxing authorities, for any of the last ten years. Neither the Company nor any Company Subsidiary or Tax Subsidiary is a party to any action or proceeding by any governmental authority for the assessment or the collection of taxes. Deferred taxes of the Company and each Company Subsidiary have been accounted for in accordance with GAAP. The Company and each Company Subsidiary have delivered to Purchaser correct and complete copies of all federal and state income tax returns and supporting schedules for all tax years since December 31, 2001.

         (b) The Company has not filed any consolidated federal income tax return with an "affiliated group" (within the meaning of Section 1504 of the Code) where the Company was not the common parent of the group. Neither the Company nor any Company Subsidiary or Tax Subsidiary is, or has been, a party to any tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability to anyone other than the Company, any Company Subsidiary or Tax Subsidiary.

         (c) The Company, each Company Subsidiary and each Tax Subsidiary have each withheld amounts from its employees, stockholders or holders of deposit accounts in material compliance with the tax withholding provisions of applicable federal, state and local laws, has filed all federal, state and local returns and reports for all years for which any such return or report would be due with respect to employee income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made and has notified all employees, stockholders and holders of public deposit accounts of their obligations to file all forms, statements or reports with it in accordance with applicable federal, state and local tax laws and has taken reasonable steps to insure that such employees, stockholders and holders of public deposit accounts have filed all such forms, statements and reports with it.

         3.18 Insurance. The Company and each Company Subsidiary maintain insurance with an insurer which in the best judgment of management of the Company is sound and reputable, on their respective assets, and upon their respective businesses and operations, against loss or damage, risks, hazards and liabilities of the kinds customarily insured against by prudent corporations engaged in the same or similar businesses. The Company and each Company Subsidiary maintain in effect all insurance required to be carried by law or by any agreement by which they are bound. All material claims under all policies of insurance maintained by the Company and each Company Subsidiary have been filed in due and timely fashion. Neither the Company nor any Company Subsidiary has had an insurance policy cancelled by the issuer of the policy within the past five (5) years.

         3.19 Loans; Investments. (a) Except as otherwise disclosed on Schedule 3.19(a) to the Company Disclosure Schedule, each loan reflected as an asset on the Company Financial Statements is evidenced by appropriate and sufficient documentation in all material respects and constitutes, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors rights generally or equitable principles or doctrines; no obligor named under any such loan is seeking to avoid the enforceability of the terms of any loan under any such laws or equitable principles or doctrines and no loan is subject to any defense, offset or counterclaim. All such loans originated by the Company or any Company Subsidiary and all such loans purchased by the Company or any Company Subsidiary, were made or purchased in accordance with customary lending standards of the Company and any Company Subsidiary and in the ordinary course of business of the Company and each Company Subsidiary. Set forth on Schedule 3.19(a) to the Company Disclosure Schedule is a complete list of the Company REO (as defined herein) as of March 31, 2004.

         (b) Except as otherwise disclosed on Schedule 3.19(b) to the Company Disclosure Schedule, all guarantees of indebtedness owed to the Company or any Company Subsidiary, including but not limited to those of the Federal Housing Administration, the Small Business Administration, and other state and federal agencies, are valid and enforceable, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors rights generally or equitable principles or doctrines.

         (c) Except as otherwise disclosed on Schedule 3.19(c) to the Company Disclosure Schedule, in originating, purchasing, underwriting, servicing, and discharging loans, mortgages, land contracts, and contractual obligations relating thereto, either for their own account or for the account of others, the Company and each Company Subsidiary have complied in all material respects with all applicable terms and conditions of such obligations and with all applicable laws, regulations, rules, contractual requirements, and procedures with respect to such activities.

         (d) Except as otherwise disclosed on Schedule 3.19(d) to the Company Disclosure Schedule, none of the investments reflected in the Company Financial Statements and none of the investments made by the Company since June 30, 2003, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of the Company freely to dispose of such investment at any time. With respect to all material repurchase agreements to which the Company or any Company Subsidiary is a party, the Company or such Company Subsidiary has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement. Except as set forth on Schedule 3.19(d) to the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has sold or otherwise disposed of any assets in a transaction in which the acquiror of such assets or other person has the right, either conditionally or absolutely, to require the Company or any Company Subsidiary to repurchase or otherwise reacquire any such assets. Set forth on Schedule 3.19(d) to the Company Disclosure Schedule is a complete and accurate list as of April 30, 2004, of each investment and debt security, mortgage-backed and related securities, marketable equity securities and securities purchased under agreements to resell owned by the Company or any Company Subsidiary, showing the carrying values and estimated fair values of investment and debt securities, the gross carrying value and estimated fair value of the mortgage-backed and related securities and the cost and estimated fair value of the marketable equity securities.

         (e) All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States of the United States and their political subdivisions, and other investment securities classified as "held to maturity," "available for sale" and "trading" held by the Company or any Company Subsidiary, as reflected in the Company Financial Statements were classified and accounted for in accordance with F.A.S.B. 115 and the intentions of management.

         3.20 Interest Rate Risk Management Arrangements. Except as set forth on
Schedule 3.20 to the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any, nor is any property bound by, any interest rate swaps, caps, floors and option agreements or other interest rate risk management arrangements.

         3.21 Allowance for Loan Losses. The Company's allowance for loan and lease losses shown on the Company Financial Statements, as of such date was (and will be as of such subsequent financial statement dates) in the reasonable judgment of the Company, adequate in all respects to provide for possible or specific losses, net of recoveries relating to loans previously charged off, on loans outstanding, and based upon GAAP.

         3.22 Insurance Subsidiary.

         (a) The Company Insurance Subsidiary is duly licensed as an insurance agent with the Illinois Department of Insurance and, except as disclosed on
Schedule 3.22(a), to the best knowledge of the Company, is not required to be licensed in any other state to conduct its business as now being conducted.
Schedule 3.22(a) to the Company Disclosure Schedule contains a list and true and correct copies of all agency contracts and sales agreements between the Company Insurance Subsidiary and any insurance companies, and all such agreements are in full force and effect and, except as set forth on Schedule 3.22(a) to the Company Disclosure Schedule, the consummation of the Merger and the Bank Merger will not conflict with or result in any violation, breach or termination of any such agreements. Except as disclosed on Schedule 3.22(a), all of the Company Insurance Subsidiary's business, contracts and relationships with insured customers is owned by the Company Insurance Subsidiary and not by any of its employees or agents.

         (b) The Company Insurance Subsidiary does not engage in premium financing. To the best knowledge of the Company, any premium trust accounts of the Company Insurance Subsidiary have been administered in accordance with applicable laws and regulations in all material respects.

         (c) Except as disclosed on Schedule 3.22(c) to the Company Disclosure Schedule, the Company Insurance Subsidiary maintains E&O insurance coverage in amounts sufficient to satisfy the requirements, if any, under its agreements with insurance companies. In the reasonable opinion of the Company, such insurance coverages are adequate for the business of the Company Insurance Subsidiary, and neither the Company nor the Company Insurance Subsidiary has received notice of any cancellation or nonrenewal of the applicable insurance policies. Except as described on Schedule 3.22(c) to the Company Disclosure Schedule, there are no material claims pending or threatened against the Company Insurance Subsidiary for any act, error or omission in services rendered by any agent or employee of the Company Insurance Subsidiary or that should have been rendered by any such agent or employee arising out of the business of the Company Insurance Subsidiary, and the Company has no reason to believe any agent or employee of the Company Insurance Subsidiary has breached any professional duty or obligation in any material respect.

         (d) Except as disclosed on Schedule 3.22(d) of the Company's Disclosure Schedules, there are no continuing rights or unperformed obligations of the Company Insurance Subsidiary with respect to prior acquisitions of any business or substantially all of the properties, assets or securities of any business.
Schedule 3.22(d) contains true and correct copies of such continuing agreements, including any employment, non-competition or indemnification agreements, and a schedule of purchase price amounts, contingent or otherwise, if any, remaining to be paid in connection with such acquisitions.

         3.23 Company Benefit Plans. (a) Schedule 3.23(a)(i) to the Company Disclosure Schedule contains a list and a true and correct copy (or, a description with respect to any oral employee benefit plan, practice, policy or arrangement), including all amendments thereto, of each compensation, consulting, employment, termination or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, recognition and retention, life, health, accident or other insurance, bonus, deferred or incentive compensation, severance or separation agreement or any agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering employees, former employees, directors or former directors of the Company or each Company Subsidiary or their respective beneficiaries, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA, which the Company or any Company Subsidiary maintains, to which the Company or any Company Subsidiary contributes, or under which any employee, former employee, director or former director of the Company or any Company Subsidiary is covered or has benefit rights and pursuant to which any liability of the Company or any Company Subsidiary exists or is reasonably likely to occur (the "Company Benefit Plans"), and current summary plan descriptions, trust agreements, and insurance contracts and Internal Revenue Service Form 5500 or 5500-C/R (for the three most recently completed plan years) with respect thereto, and the loan agreement and related documents, including any amendments thereto, evidencing the ESOP Loan (as described in Section 3.23(h)(iv) below). Except as set forth on Schedule 3.23(a)(ii) of the Company Disclosure Schedule, the Company neither maintains nor has entered into any Company Benefit Plan or other document, plan or agreement which contains any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of the Company or any Company Subsidiary or their respective beneficiaries, or other provisions, which would cause an increase in the liability of the Company or any Company Subsidiary or to Purchaser as a result of the transactions contemplated by this Agreement or any related action thereafter (a "Change in Control Benefit"). The term "Company Benefit Plans" as used herein refers to all plans contemplated under the preceding sentences of this Section 3.23, provided that the term "Plan" or "Plans" is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. No Company Benefit Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA. Neither the Company nor any Company Subsidiary has been notified by any Governmental Authority to modify or limit any payments or other compensation paid or payable by the Company or any Company Subsidiary under this Agreement, any Company Benefit Plan or otherwise, to or for the benefit of any employee or director of Company or any Company Subsidiary and to the best knowledge of the Company, all such payments are in compliance with all applicable rules, regulations and bulletins promulgated by the Governmental Authorities.

         (b) Each of the Company Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code ("Company Qualified Plans") has been determined by the Internal Revenue Service to qualify under Section 401(a) of the Code and an application for determination of such qualification has been timely made to the Internal Revenue Service prior to the end of the applicable remedial amendment period under Section 401(b) of the Code (a copy of each such determination letter and each pending application is included on
Schedule 3.23(b) of the Company Disclosure Schedule), and, to the best knowledge of the Company, there exist no circumstances likely to materially adversely affect the qualified status of any such Company Qualified Plan. All such Company Qualified Plans established or maintained by the Company or each Company Subsidiary or to which the Company or any Company Subsidiary contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements in effect as of the Effective Time) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such Company Qualified Plans. Except as set forth on
Schedule 3.23(b), no Company Qualified Plan is a defined benefit pension plan which is subject to Title IV of ERISA. All accrued contributions and other payments required to be made by the Company or each Company Subsidiary to any Company Benefit Plan through the date hereof, have been made or reserves adequate for such purposes as of the date hereof, have been set aside therefor and reflected in the Company Financial Statements. Neither the Company nor any Company Subsidiary has accumulated any funding deficiency under Section 412 of the Code. For each Company Qualified Plan that is a defined benefit pension plan, the net fair market value of assets under the Plan exceeds the actuarial present value of the accumulated Plan benefits, both vested and non-vested, as determined on the basis of the actuarial methods and assumptions used for purposes of the most recent actuarial report for the Plan filed with the Internal Revenue Service. Neither the Company nor any Company Subsidiary is in material default in performing any of its respective contractual obligations under any of the Company Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan.

         (c) There is no pending or, to the best knowledge of the Company, threatened litigation or pending claim (other than individual benefit claims made in the ordinary course) by or on behalf of or against any of the Company Benefit Plans (or with respect to the administration of any of such Plans) now or heretofore maintained by the Company or any Company Subsidiary which allege violations of applicable state or federal law or the terms of the Plan which are reasonably likely to result in a liability on the part of the Company or any Company Subsidiary or any such Plan.

         (d) The Company and each Company Subsidiary and all other persons having fiduciary or other responsibilities or duties with respect to any Company Benefit Plan are, and since the inception of each such Plan have been, in substantial compliance with, and each such Plan is and has been operated in substantial accordance with, its provisions and in substantial compliance with the applicable laws, rules and regulations governing such Plan, including, without limitation, the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation (the "PBGC") and the Internal Revenue Service under ERISA, the Code or any other applicable law. No "reportable event" (as defined in Section 4043(c) of ERISA) has occurred with respect to any Company Benefit Plan. Except as set forth on Schedule 3.23(d) of the Company Disclosure Schedule, no Company Benefit Plan has engaged in or been a party to a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975(c) of the Code) without an exemption thereto under Section 408 of ERISA or Section 4975(d) of the Code. All Company Benefit Plans that are group health plans have been operated in compliance with the group health plan continuation requirements of Section 4980B of the Code and Sections 601-609 of ERISA and with the certification of prior coverage and other requirements of Sections 701-702 and 711-713 of ERISA.

         (e) Neither the Company nor any Company Subsidiary has incurred, nor to the best knowledge of the Company or such Company Subsidiary is reasonably likely to incur, any liability under Title IV of ERISA in connection with any Plan subject to the provisions of Title IV of ERISA now or heretofore maintained or contributed to by it or by the Company or any Company Subsidiary.

         (f) Except as set forth on Schedule 3.23(f) to the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has made any payments, or is or has been a party to any agreement or any Company Benefit Plan, that under any circumstances could obligate it, or any Company Subsidiary, or any successor of any of them, to make any payment that is not or will not be deductible in full because of Section 162(m) or 280G of the Code.

         (g) Schedule 3.23(g) to the Company Disclosure Schedule describes any obligation that the Company or any Company Subsidiary has to provide health or welfare benefits to retirees or other former employees, directors or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA), including information as to the number of retirees, other former employees or directors and dependents entitled to such coverages and their ages.

         (h) Schedule 3.23(h) to the Company Disclosure Schedule lists: (i) each employee, officer and director of the Company and each Company Subsidiary who is eligible to receive a Change in Control Benefit, showing the amount of each such Change in Control Benefit and the basis of the calculation thereof, estimated compensation for 2004 based upon compensation received to the date of this Agreement, and the individual's rate of salary in effect on the date of this Agreement, the individual's participation in any bonus or other employee benefit plan, and with respect to each such individual who is a party to a Letter of Understanding (as described in Section 5.13 below) such individual's compensation from the Company or any Company Subsidiary for each of the calendar years 1999 through 2003 as reported by the Company or each Company Subsidiary on Form W-2 or Form 1099; (ii) each other employee of the Company or any Company Subsidiary who may be eligible for a Change in Control Benefit, showing the number of years of service of each such employee, whether such employee has been designated as an officer under the terms of the Company's severance plan and his or her estimated salary for 2004 and bonus amount for 2003; (iii) a listing of each Option, showing the holder thereof, the number of shares, the type of option (incentive or non-statutory), the exercise price per share and a copy of the option agreements relating thereto; (iv) a listing of the participants in the Employee Stock Ownership Plan ("ESOP"), showing the number of outstanding shares of Company Common Stock credited to each participant as of the most recent valuation date, and the unpaid balance of any loans owing by the ESOP to the Company or any party as of the date hereof (the "ESOP Loan"), the number of unallocated shares of Company Common Stock held by such trusts; and (v) each employee, officer or director for whom a supplemental executive retirement, salary continuation or deferred compensation plan or agreement is maintained, showing the amounts due under each such plan or agreement and the payment schedule thereof, and the amounts accrued in the Company Financial Statements with respect thereto.

         (i) The Company and each Company Subsidiary have filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each Company Benefit Plan with the Internal Revenue Service, the PBGC, and the Department of Labor, as prescribed by the Code or ERISA, or regulations issued thereunder. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings, and there were no misstatements or omissions in any such filing which would be material to the financial condition of the Company on a consolidated basis.

         (j) Neither the Company nor any Company Subsidiary is a party to or bound by any collective bargaining agreement and, to the best of the Company's knowledge, no labor union claims to or is seeking to represent any employees of the Company or any Company Subsidiary.

         3.24 Environmental Matters. (a) For purposes of this Section 3.24, "Company Properties" means (i) the real estate owned or leased by the Company or any Company Subsidiary and used as a banking or insurance related facility; (ii) other real estate owned, if any

("Company REO"), by the Company or any Company Subsidiary as defined by any other federal or state financial institution regulatory agency with regulatory authority for the Company or any Company Subsidiary; (iii) real estate that is in the process of pending foreclosure or forfeiture proceedings conducted by the Company or any Company Subsidiary; (iv) real estate that is held in trust for others by the Bank; and (v) real estate owned or leased by a partnership, joint venture or limited liability company in which the Company or a Company Subsidiary has an ownership interest.

         (b) Except as set forth on Schedule 3.24(b) to the Company Disclosure Schedule, to the best knowledge of the Company, there are no present or past conditions on the Company Properties, involving or resulting from a past or present storage, spill, discharge, leak, emission, injection, escape, dumping or release of any kind whatsoever of any material or substance: (i) which is or becomes defined as a "hazardous substance", "pollutant" or "contaminant" pursuant to CERCLA, or other Environmental Laws, and amendments thereto and regulations promulgated thereunder; (ii) containing gasoline, oil, diesel fuel or other petroleum products, or fractions thereof; (iii) which is or becomes defined as a "hazardous waste" pursuant to RCRA and amendments thereto and regulations promulgated thereunder; (iv) which contains polychlorinated biphenyls; (v) which contains asbestos; (vi) which is radioactive; (vii) which is biologically hazardous; (viii) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, policy or other Environmental Laws; (ix) which is defined as a "hazardous waste", "hazardous substance", "pollutant" or "contaminant" or other such term used to define a substance having an adverse effect on the environment under Environmental Laws; or (x) which is toxic, explosive, dangerous corrosive or otherwise hazardous substance, material or waste, which is regulated by any federal, state or local governmental authority (collectively, "Hazardous Materials") or from any generation, transportation, treatment, storage, disposal, use or handling of any Hazardous Materials.

         (c) The Company and each Company Subsidiary are in compliance in all material respects with all federal, state and local laws relating to pollution or protection of the environment such as laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (together with all regulations and rules adopted thereunder). Neither the Company nor any Company Subsidiary have received notice of, nor to the best knowledge of the Company are there outstanding or pending, any public or private claims, lawsuits, citations, penalties, unsatisfied abatement obligations or notices or orders of non-compliance relating to the environmental condition of the Company Properties.

         (d) To the best knowledge of the Company, no Company Properties are currently undergoing remediation or cleanup of Hazardous Materials or other environmental conditions.

         (e) To the best knowledge of the Company after such inquiry and investigation as the Company deems appropriate, the Company and each Company Subsidiary have all governmental permits, licenses, certificates of inspection and other authorizations governing or protecting the environment necessary to conduct its present business. Further, the

Company warrants and represents that these permits, licenses, certificates of inspection and other authorizations are fully transferable, to the extent permitted by law, to Purchaser.

         3.25 Material Contracts. Schedule 3.25 to the Company Disclosure Schedule sets forth each contract, indenture, and other binding commitment and agreement (including any wholesale broker or loan purchase agreement, but not including documents evidencing, governing or related to loans or credits by the Company or any Company Subsidiary or deposits or investments held by the Bank) that provides for the receipt or expenditure of in excess of $50,000 over the course of any twelve-month period, or which cannot be terminated without penalty in excess of $25,000 to which the Company and/or any Company Subsidiary is a party or to which the Company and/or any Company Subsidiary or any of their properties are subject (collectively, the "Material Contracts" and each a "Material Contract"). True copies of each Material Contract are set forth on
Schedule 3.25 to the Company Disclosure Schedule, including all material amendments and supplements thereto. Except as disclosed on Schedule 3.25 to the Company Disclosure Schedule, all of the Material Contracts are binding upon the Company and/or Company Subsidiaries (as applicable) and, to the Company's best knowledge, the other parties thereto. The Company and the Company Subsidiaries have each duly performed in all material respects all of its obligations under each Material Contract to which they are a party to the extent that such obligations to perform have accrued. No breach or default under any Material Contract by the Company or any of the Company Subsidiaries or, to the Company's knowledge, any other party thereto, has occurred which has had or which would be reasonably likely to have a material adverse effect on the business of the Company and the Company Subsidiaries taken as a whole. Except as disclosed on
Schedule 3.25, none of the Material Contracts contains an express prohibition against assignment by operation of law or a change of control of the Company or a Company Subsidiary (or require written consent or notice to the other party), or contains any other provision which would preclude Purchaser from exercising and enjoying all of the rights, remedies and obligations of the Company or a Company Subsidiary, as the case may be, under such Material Contracts.

         3.26 Real Property. (a) Except as set forth on Schedule 3.26(a) to the Company Disclosure Schedule, the Company and each Company Subsidiary have good, sufficient and marketable title to their real properties, including any leaseholds and ground leases, and their other assets and properties, all as reflected as owned by the Company or any Company Subsidiary in the Company Financial Statements dated as of March 31, 2004 except for (i) assets and properties disposed of since such date in the ordinary course of business and
(ii) such liens as set forth on Schedule 3.26(a) to the Company Disclosure Schedule. All buildings, structures, fixtures and appurtenances comprising part of the real properties of the Company or any Company Subsidiary (whether owned or leased by the Company or any Company Subsidiary) are in good operating condition and have been well maintained, reasonable wear and tear excepted. Title to all real property listed as being owned by the Company or any Company Subsidiary on the Company Disclosure Schedule is held in fee simple. The Company and each Company Subsidiary have title or other rights to its assets sufficient in all material respects for the conduct of their respective businesses as presently conducted, and such assets are free, clear and discharged of, and from any and all liens, charges, encumbrances, security interests and/or equities.

         (b) All leases pursuant to which the Company or any Company Subsidiary, as lessee, leases real or personal property are, to the best knowledge of the Company, valid, effective, and enforceable against the lessor in accordance with their respective terms. There is not under any of such leases any existing default, or any event which with notice or lapse of time or both would constitute a default, with respect to either the Company or any Company Subsidiary, or to the best knowledge of the Company, the other party. Except as set forth on Schedule 3.26(b) to the Company Disclosure Schedule, none of such leases contains a prohibition against assignment by the Company or any Company Subsidiary, by operation of law or otherwise, or any other provision which would preclude the Purchaser or any Purchaser Subsidiary from possessing and using the leased premises for the same purposes and upon the same rental and other terms upon the consummation of the Merger as are applicable to the possession and use by the Company or any Company Subsidiary as of the date of this Agreement. Neither the Company nor any Company Subsidiary has made a prior assignment for collateral purposes of any such lease.

         3.27 Indemnification. To the best knowledge of the Company, no action or failure to take action by any director, officer, employee or agent of the Company or each Company Subsidiary has occurred which would give rise to a claim or a potential claim by any such person for indemnification from the Company or any Company Subsidiary under the corporate indemnification provisions of the Company or any Company Subsidiary in effect on the date of this Agreement.

         3.28 Insider Interests. All outstanding loans and other contractual arrangements (including deposit relationships) between the Company or any Company Subsidiary and any officer, director or employee of the Company or any Company Subsidiary conform to the applicable rules and regulations and requirements of all applicable regulatory agencies which were in effect when such loans and other contractual arrangements were entered into. Except as set forth on Schedule 3.28 to the Company Disclosure Schedule, no officer, director or employee of the Company or any Company Subsidiary has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company or any Company Subsidiary.

         3.29 Accuracy of All Representations. The representations and warranties made by the Company in this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained in such representations and warranties not misleading.

         3.30 Fairness Opinion. The Board of Directors of the Company has received an opinion, dated the date of this Agreement, from Keefe, Bruyette & Woods, Inc., that, subject to the terms, conditions and qualifications set forth therein, the Merger Consideration is fair to the Company's stockholders from a financial point of view.

         3.31 Fees. Other than the financial advisory services performed for the Company by Keefe, Bruyette & Woods, Inc., neither the Company, nor any of the Company Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed a broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for the Company or any Company Subsidiary in connection with this Agreement or the transactions contemplated hereby.

                                      IV.

                                    COVENANTS

         4.1 Conduct of Business by the Company Until the Effective Time. During the period commencing on the date hereof and continuing until the Effective Time, the Company agrees (except as expressly contemplated by this Agreement or to the extent that Purchaser shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed) that:

         (a) Except as contemplated by this Agreement, the Company and each Company Subsidiary will carry on their respective businesses in, the usual, regular and ordinary course in substantially the same manner as heretofore conducted, maintain their respective books in accordance with GAAP, conduct their respective businesses and operations only in accordance with safe and sound banking and business practices and will use best efforts to comply in all material respects with all applicable federal and state laws, and use all reasonable efforts to preserve intact their present business organizations, to generally keep available the services of their present officers and employees and to preserve their relationships with customers, suppliers and others having business dealings with them to the end that their respective goodwill and going businesses shall be unimpaired at the Effective Time.

         (b) The Company will, and will cause each Company Subsidiary to, use their best efforts to obtain (and to cooperate with Purchaser in obtaining) any consent, authorization or approval of, or any exemption by, any governmental authority or agency, or other third party, required to be obtained or made by any of them in connection with the Merger or the taking of any action contemplated hereby. The Company will not, nor will it permit any of the Company Subsidiaries to, knowingly or willfully take any action that would adversely affect the ability of such party to perform its obligations under this Agreement.

         (c) The Company will not declare or pay any cash dividends on or make other distributions with respect to capital stock, except that the Company will be permitted to declare and pay a regular quarterly cash dividend per share not exceeding $.08. The Company shall not make any changes in its normal practice of establishing dividend record or dividend payment dates.

         (d) The Company will not, and will not permit any Company Subsidiary to, sell, lease or otherwise dispose of any assets, except in the ordinary course of business, which are material, individually or in the aggregate, to the business or financial condition of the Company on a consolidated basis, except that the Bank may dispose of shares of stock in the Federal Home Loan Bank of Chicago.

         (e) The Company will not, and will not permit any Company Subsidiary to, acquire by merging or consolidating with, purchasing substantially all of the assets of or otherwise, any business or any corporation, partnership, association or other business organization or division thereof.

         (f) Except as otherwise contemplated by this Agreement, or pursuant to the exercise of outstanding options, the Company will not, and will not permit any Company Subsidiary to, or enter into any agreement to, issue, sell, grant, authorize or propose the issuance or sale of, or purchase or propose the purchase of, permit the conversion of or otherwise acquire or transfer for any consideration any shares of their respective capital stocks of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities, or to increase or decrease the number of shares of capital stock by split-up, reclassification, reverse split, stock dividend, stock split or change in par or stated value. No additional shares of Company Common Stock shall become subject to new grants of employee stock options, stock appreciation rights, limited rights or similar stock-based employee compensation rights, including, but not limited to, grants under any stock option plan or agreement or the RRP Plan.

         (g) The Company will not, and will not permit any Company Subsidiary to, create or incur any liabilities, in a single transaction or a series of related transactions, in excess of $50,000 other than the taking of deposits and other liabilities incurred in the ordinary course of business or consistent with past practices, or permit or suffer the imposition on any shares of stock held by it or by any Company Subsidiary of any material lien, charge or encumbrance.

         (h) Except as set forth on Schedule 4.1(h) to the Company Disclosure Schedule or as otherwise contemplated in this Agreement, the Company will not, and will not permit any Company Subsidiary to, grant to any director, officer or employee any increase in compensation (except in accordance with past practices for those employees who are not executive or senior management), designate any additional employees as officers under the Company's severance plan, make contributions to any Company Benefit Plan (except in accordance with past practices or the terms of such plans or agreements as currently in effect as of the date of this Agreement provided that no contributions shall be made to any Company Qualified Plan that is a defined benefit plan) or pay any bonus (except in accordance with past practices or plans or agreements with respect to employees other than executive or senior management) or increase in any severance or termination pay, or enter into or amend any employment, special termination, retention, covenant not to compete or severance agreement with any such person except as set forth on Schedule 4.1(h) to the Company Disclosure Schedule or otherwise contemplated in this Agreement.

         (i) Except as set forth on Schedule 4.1(i) to the Company Disclosure Schedule, neither the Company, nor any Company Subsidiary, will enter into, renew, extend, amend or modify any material lease or license with respect to any property, whether real or personal.

         (j) Neither the Company, nor any Company Subsidiary, will enter into or amend any continuing contract or series of related contracts involving in excess of $50,000 for the purchase of materials, supplies, equipment or services which cannot be terminated without cause with less than ninety (90) days' notice and without payment of any amount as a penalty, bonus, premium or other compensation for such termination except as contemplated or permitted by this Agreement.

         (k) The Company will not, and will not permit any Company Subsidiary to, adopt or, except as required by law, amend in any material respect any collective bargaining, employee pension, profit-sharing, retirement, employee stock ownership, insurance, incentive compensation, severance, vacation, stock option, or other plan, agreement, trust, fund or arrangement for the benefit of employees, except as contemplated in this Agreement.

         (l) The Company will, and will cause each Company Subsidiary to, use their best efforts to maintain their respective properties and assets in their present states of repair, order and condition, reasonable wear and tear excepted, and to maintain and keep in full force and effect all policies of insurance presently in effect, including the insurance of accounts with the FDIC. The Company will, and will cause each Company Subsidiary to, take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to their directors' and officers' liability insurance policies in order to preserve all rights thereunder with respect to all matters known by the Company which could reasonably give rise to a claim prior to the Effective Time.

         (m) The Company will not, and will not permit any Company Subsidiary to, amend their respective Certificate of Incorporation, Charters, or by-laws, except as contemplated by this Agreement.

         (n) The Company will not, and will not permit any Company Subsidiary to, enter into, renew, modify or increase any (i) loans secured by lease receivables, (ii) loans secured by commercial real estate, (iii) business loans,
(iv) loans or credit commitments (including letters of credit) which are secured by property located outside of the six-county Chicago MSA, and (v) loans or credit commitments (including letters of credit) to, or invest or agree to invest in, any person or entity or modify any of the material provisions or renew or otherwise extend the maturity date of any existing loan or credit commitment: (A) to any person or entity in an amount in excess of $400,000 or in any amount which, when aggregated with any and all loans or credit commitments of the Company and Bank to such person or entity, would be in excess of $600,000; (B) to any person other than in accordance with its lending policies as in effect on the date hereof; or (C) to any person or entity any of the loans or other extensions of credit to which, or investments in which, are delinquent, non-performing or on a "watch list" or similar internal report of the Company or the Bank; provided, however, that nothing in this subsection shall prohibit the Company or the Bank from honoring any contractual obligation in existence on the date of this Agreement.

         (o) make any fixed rate loan, loan commitment or renewal or extension with a term longer than ten (10) years, except on such terms and in such amounts as are consistent with past practice and in any event no more than $2 million in aggregate principal amount on average in any month of fixed rate loans with terms 30 years or longer unless such loans conform to the FNMA/FHLMC standards, or purchase any loans except the Bank may purchase up to $5 million per month of adjustable rate mortgages with initial fixed rate periods of three (3) years or less.

         (p) The Company will not, and will not permit any Company Subsidiary to, materially restructure or change its investment securities portfolio, through purchases, sales or otherwise, or change the manner in which the portfolio is classified or reported (in accordance with FAS 115 or otherwise), or execute individual investment transactions in excess of $50,000, except that the Company may purchase up to $5 million per month of readily marketable United States Treasury bills or governmental agency securities with a maturity of three (3) years or less, provided, however, that the Bank may dispose of shares of stock of the Federal Home Loan Bank of Chicago.

         (q) Except as required by applicable law or regulation, the Company (i) will not, and will not permit any Company Subsidiary to, implement or adopt any material change in its interest rate and other risk management policies, procedures or practices, and (ii) will, and will cause each Company Subsidiary to, follow its existing policies and practices with respect to managing its exposure to interest rate and other risk and to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest risk.

         (r) The Company will not, and will not permit any Company Subsidiary to, enter into any new, or modify, amend or extend the terms of any existing, contracts relating to the purchase or sale of financial or other futures, derivative or synthetic mortgage product or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreements relating to the hedging of interest rate risks.

         (s) The Company will not, and will not permit any Company Subsidiary to, enter into, increase or renew any loan or credit commitment (including letters of credit) to any executive officer or director of the Company or any Company Subsidiary, any five percent stockholder of the Company, or any entity controlled, directly or indirectly, by any of the foregoing or engage in any transaction with any of the foregoing which is of the type or nature sought to be regulated in 12 U.S.C. 371c and 12 U.S.C. 371c-1. For purposes of this Subsection, "control" shall have the meaning associated with that term under 12 U.S.C. 371c.

         (t) The Company will promptly advise Purchaser orally and in writing of any event or series of events which has resulted in a material adverse effect or which may have a material adverse effect on the Company or any Company Subsidiary or which may adversely affect the satisfaction of any condition to the consummation of the Merger or the ability of the Company to perform its obligations under this Agreement.

         (u) Notwithstanding any of the foregoing, at or immediately prior to the Effective Time, if and as so requested by Purchaser, the Company and each Company Subsidiary shall cause dividends to be paid to the Company in such amounts as specified by Purchaser, subject to any regulatory notice or approval requirement.

         (v) Neither the Company, nor any Company Subsidiary, will enter into any contract or agreement to buy, sell, exchange or otherwise deal in any tangible assets in a single transaction or a series of related transactions in excess of $50,000 in aggregate value.

         (w) Neither the Company, nor any Company Subsidiary, will make any one capital expenditure or any series of related capital expenditures (other than emergency repairs and replacements), the amount or aggregate amount of which (as the case may be) is in excess of $50,000; provided, further, any computer or network equipment acquired by the Company or the Bank shall satisfy certain standards and specifications acceptable to Purchaser.

         (x) Neither the Company, nor any Company Subsidiary, will file any application to relocate operations from existing locations.

         (y) Neither the Company, nor any Company Subsidiary, will create or incur or suffer to exist any mortgage, lien, pledge, or security interest, against or in respect of any property or right of the Company or any Company Subsidiary securing any obligation in excess of $50,000.

         (z) Neither the Company, nor any Company Subsidiary, will discharge or satisfy any mortgage, lien, charge or encumbrance other than as a result of the payment of liabilities in accordance with the terms thereof, or except in the ordinary course of business, unless the expense realized by the Company or any Company Subsidiary to discharge or satisfy any such mortgage, lien, charge or encumbrance is less than of $50,000, unless such discharge or satisfaction is covered by general or specific reserves.

         (aa) Neither the Company, nor any Company Subsidiary, will settle or agree to settle any claim, action or proceeding, whether or not initiated in a court of law, involving an expenditure in excess of $50,000 by the Company or any Company Subsidiary.

         (bb) Neither the Company, nor any Company Subsidiary, will offer internet banking services, debit cards (other than ATM cards) or credit cards to its customers, or enter into any contract or procure any services or assets in order to offer internet banking services, debit cards or credit cards to its customers.

         (cc) Neither the Company, nor any Company Subsidiary, will change in any material respect any basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices, accounting or any other material aspect of its business or operations, except for such changes as may be appropriate in the opinion of the Chief Executive Officer of the Company or Bank or other appropriate senior management of the Company or the Bank, as the case may be, in each case to respond to then current business, market or economic conditions or as may be required by the rules of the AICPA or the FASB or by Governmental Authorities or by law.

         (dd) Neither the Company, nor any Company Subsidiary, will knowingly or intentionally default under the terms of any agreement to which the Company or any Company Subsidiary is party.

         4.2 Conduct of Business by Purchaser Until the Effective Time. During the period commencing on the date hereof and continuing until the Effective Time, Purchaser agrees (except as expressly contemplated by this Agreement or to the extent that the Company shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed) that:

         (a) Except as contemplated by this Agreement, Purchaser and the Purchaser Subsidiaries will maintain their respective books in accordance with GAAP, conduct their respective businesses and operations only in accordance with safe and sound banking and business practices and will use best efforts to comply in all material respects with all applicable federal and state laws, and, to the extent consistent with such businesses, use all reasonable efforts to preserve intact their present business organizations, to generally keep available the services of their present officers and employees and to preserve their relationships with customers, suppliers and others having business dealings with them to the end that their respective goodwill and going businesses shall be unimpaired at the Effective Time.

         (b) Purchaser will, and will cause the Purchaser Subsidiaries to, use their best efforts to obtain (and to cooperate with the Company in obtaining) any consent, authorization or approval of, or any exemption by, any governmental authority or agency, or other third party, required to be obtained or made by any of them in connection with the Merger or the taking of any action contemplated hereby; provided, however, that if Purchaser shall reasonably determine that acceptance of nonstandard conditions or restrictions would have a materially adverse effect on Purchaser, Purchaser shall have no further obligations under this Section 4.2(b). Purchaser will not, nor will it permit any of the Purchaser Subsidiaries to, knowingly or willfully take any action that would adversely affect their ability to perform their obligations under this Agreement.

         (c) The Purchaser agrees to list on the Nasdaq (or such other national securities exchange on which the shares of Purchaser Common Stock shall be listed as of the date of consummation of the Merger), subject to official notice of issuance, the shares of the Purchaser Common Stock to be issued in the Merger.

         4.3 Certain Actions. (a) None of the Company or any Company Subsidiary or their directors, officers or employees (i) shall solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate (including by way of the disclosing or furnishing of any information that it is not legally obligated to disclose or furnish) any inquiry or the making of any proposal relating to an Acquisition Transaction (as defined below) or a potential Acquisition Transaction with respect to the Company or, except at the request of Purchaser, any Company Subsidiary, or (ii) shall enter into any agreement, arrangement, or understanding (whether written or oral), regarding any proposal or transaction providing for or requiring it to abandon, terminate or fail to consummate this Agreement, or compensating it or any Company Subsidiary under any of the instances described in this clause, provided, however, that nothing contained in this Section 4.3 shall prohibit the Board of Directors of the Company from furnishing information to, or entering into discussions or negotiations or an agreement with any person or entity that makes an unsolicited written proposal after the date hereof to acquire the Company pursuant to an Acquisition Transaction (an "Acquisition Proposal"), if, and only to the extent that, (A) the Board of Directors of the Company has consulted with its independent financial advisor as to whether such Acquisition Proposal may be or could be superior to the Merger from a financial point-of-view to the Company's shareholders, (B) the Board of Directors of the Company, after consultation with and after considering the advice of independent legal counsel, determines in good faith that the failure to furnish information to or enter into discussions with such person may cause the Board of Directors of the Company to breach its fiduciary duties to shareholders under applicable law; (C) such Acquisition Proposal was not solicited by the Company after the date hereof and did not otherwise result from a breach of this Section 4.3 by the Company (such proposal that satisfies (A), (B) and (C) being referred to herein as a "Superior Proposal"); (D) the Company promptly notifies Purchaser of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with the Company or any of its representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any inquiries, Acquisition Proposals or offers, and receives from such person or entity an executed confidentiality agreement in form and substance identical in all material respects to the confidentiality agreement that the Company and Purchaser entered into; and (E) the Stockholders' Meeting has not occurred. The Company shall immediately instruct and otherwise use its best efforts to cause its agents, advisors (including, without limitation, any investment banker, attorney or accountant retained by the Company or any Company Subsidiary), consultants and other representatives to comply with such prohibitions. The Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to such activities.

         (b) "Acquisition Transaction" shall, with respect to the Company, mean any of the following if initiated by a party not affiliated with Purchaser: (i) a merger or consolidation, or any similar transaction (other than the Merger) of any company with either the Company or any Company Subsidiary; (ii) a purchase, lease or other acquisition of all or substantially all the assets of either the Company or any Company Subsidiary; (iii) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act) (including by way of merger, consolidation, share exchange or otherwise) which would cause such person or group to become the beneficial owner of securities representing 10% or more of the voting power of either the Company or any Company Subsidiary; (iv) a tender or exchange offer to acquire securities representing 10% or more of the voting power of the Company; (v) a public proxy or consent solicitation made to stockholders of the Company seeking proxies in opposition to any proposal relating to any of the transactions contemplated by this Agreement that has been recommended by the Board of Directors of the Company; (vi) the filing of an application or notice with the OTS or any other federal or state regulatory authority seeking approval to engage in one or more of the transactions referenced in clauses (i) through (iv) above; or (vii) the making of a bona fide proposal to the Company or its stockholders, by public announcement or written communication, that is or becomes the subject of public disclosure, to engage in one or more of the transactions referenced in clauses (i) through (v) above.

                                       V.

                              ADDITIONAL AGREEMENTS

         5.1 Inspection of Records; Confidentiality. (a) The Company shall afford to Purchaser and Purchaser's accountants, counsel and other representatives, upon reasonable notice, full access, during normal business hours during the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records, including all attorneys' responses to auditors' requests for information and accountants' work papers, developed by the Company or any Company Subsidiary or their accountants or attorneys, and will permit the Company's representatives to discuss such information directly with Purchaser's officers, directors, employees, attorneys and accountants. From the date hereof until the Effective Time, the Company shall, upon reasonable request, provide Purchaser with (i) a complete list of all of its stockholders of record and non-objecting stockholders as of the record date fixed for a meeting of any stockholders of the Company, including the names, addresses and number of shares of Company Common Stock held by each stockholder, and (ii) any correspondence between the Company and any stockholder of the Company.

         (b) In the event that this Agreement is terminated, each party shall upon request of the other party return all nonpublic documents furnished to it hereunder or destroy all documents or portions thereof that contain nonpublic information furnished by the other party pursuant hereto and, in any event, shall hold all nonpublic information received pursuant hereto in the same degree of confidence with which it maintains its own like information unless or until such information is or becomes a matter of public knowledge or is or becomes known to the party receiving the information through persons other than the party providing such information.

         5.2 Meetings of the Company. The Company shall provide to Purchaser the agenda for or a summary of the business proposed to be discussed at: (i) all meetings of the Boards of Directors of the Company and each Company Subsidiary, and (ii) all meetings of the committees of each such Board of Directors, including without limitation the audit and executive committees thereof. The Company shall give reasonable notice to Purchaser of any such meeting. The Company shall provide to Purchaser all information provided to the directors on all such Boards of Directors and committees in connection with all such meetings of directors, when the same are provided to such directors, including minutes of prior meetings, financial reports and any other analyses prepared by senior management of the Company. All such information provided to Purchaser shall be treated in confidence as provided in Section 5.1(b) hereof. Notwithstanding the foregoing, the Company shall not be required to permit Purchaser (or its representatives) to review material containing any confidential discussion of this Agreement and the transactions contemplated hereby or any other matter where the Company's Board of Directors has reasonably determined such review would result in a violation of applicable Delaware law.

         5.3 Bank Merger. The Company and Purchaser intend to take all action necessary and appropriate to cause to be entered into the Bank Merger Agreement, substantially on the terms and in the form attached hereto as Exhibit C pursuant to which Mid America and the Bank shall merge immediately after the consummation of the Merger.

         5.4 D&O Indemnification.

         (a) For a period of six (6) years after the Effective Time, Purchaser agrees to use its reasonable best efforts to maintain in effect insurance coverage comparable to the Company's and the Company Subsidiary's current policy of officers' and directors' liability insurance with respect to actions and omissions covered thereunder and occurring on or prior to the Effective Date; provided, however, that Purchaser shall not be required to pay a premium amount in excess of the maximum amount disclosed on Schedule 5.4 to the Purchaser Disclosure Schedule and if Purchaser is unable to obtain the insurance required by this Section 5.4, Purchaser shall obtain as much comparable insurance as possible for a premium equal to such maximum amount. Schedule 5.4 to the Company Disclosure Schedule sets forth a copy of the Company's current D&O Insurance Policy and the current premium amount paid by the Company to obtain such insurance.

         (b) From and after the Effective Time through the sixth anniversary of the Effective Time, Purchaser and Mid America (each an "Indemnifying Party" and together, the "Indemnifying Parties") jointly and severally agree to indemnify and hold harmless each person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director, officer, employee or agent of the Company or a Company Subsidiary, or trustee of any benefit plan of the Company or any Company Subsidiary, except for unaffiliated corporate trustees (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters involving the Company, and/or any Company Subsidiary existing or occurring at or prior to the Effective Time, including in connection with the transaction contemplated by this Agreement, whether asserted or claimed prior to, at or through the sixth anniversary of the Effective Time, to the fullest extent to which the Company or the applicable Company Subsidiary is permitted or required by law or their respective Certificate of Incorporation (or other chartering document) and Bylaws to indemnify such Indemnified Parties and in the manner to which it could indemnify such parties under the Certificate of Incorporation (or other chartering document) and Bylaws of such entity, in each case as in effect on the date hereof, or under applicable law.

         (c) Any Indemnified Party wishing to claim indemnification under
Section 5.4(b), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the appropriate Indemnifying Party thereof. Notwithstanding the provisions of Section 5.4(b), in the event of any such claim, action, suit, proceeding or investigation, (i) the Indemnifying Party shall have the right to promptly and timely assume the defense thereof with counsel reasonably acceptable to such Indemnified Party and the Indemnifying Party shall not be liable to such Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to, or fails to promptly and timely assume such defense, or to appropriately defend such claim once assumed (except with respect to any settlement contemplated below), the Indemnified Parties may retain counsel which is reasonably satisfactory to Purchaser to handle such defense and the Indemnifying Party shall pay the reasonable fees and expenses to all such counsel for an Indemnified Party (which may not exceed one firm in any jurisdiction for an Indemnified Party), and notwithstanding any assumption of such defense by the Indemnifying Party, an Indemnified Party may retain counsel of its own choosing to monitor such defense (with the Indemnified Party assuming any and all expenses as a result of hiring such counsel); (ii) the Indemnified Parties will cooperate in the defense of any such matter; (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent and (iv) the Indemnifying Party shall not make any settlement of any such claim without prior written consent of an Indemnified Party.

         5.5 Affiliate Letters. The Company shall obtain and deliver to Purchaser on the date hereof a signed representation letter as to certain restrictions on resale substantially in the form of Exhibit D hereto from each executive officer and director of the Company and each stockholder of the Company who may reasonably be deemed an "affiliate" of the Company within the meaning of such term as used in Rule 145 under the Securities Act, and shall obtain and deliver to Purchaser a signed representation letter substantially in the form of Exhibit D from any person who becomes an executive officer or director of the Company or any stockholder who becomes such an "affiliate" after the date hereof as promptly as practicable after (and shall use its reasonable best efforts to obtain and deliver within five (5) business days after) such person achieves such status. The letter described in this Section 5.5 shall include certain provisions pursuant to which such individuals will agree to vote in favor of the Merger.

         5.6 Regulatory Applications. (a) Purchaser shall, as soon as practicable, file applications or notices with the applicable Governmental Authorities seeking requisite approval of the transactions contemplated in this Agreement, and shall use its commercially reasonable efforts to respond as promptly as practicable to all inquiries received concerning said applications; provided, however, that Purchaser shall have no obligation to accept nonstandard conditions or restrictions with respect to the aforesaid approvals of Governmental Authorities if it shall reasonably determine that such conditions or restrictions would have a material adverse effect on Purchaser and its subsidiaries taken as a whole or would be materially burdensome to Purchaser and its subsidiaries taken as a whole. In the event of an adverse or unfavorable determination by any Governmental Authority with respect to the requisite approvals of the transactions contemplated in this Agreement, or in the event such Governmental Authority's approval of the transactions contemplated in this Agreement is subject to nonstandard conditions or restrictions, or in the event the transactions contemplated in this Agreement are challenged or opposed by any administrative or legal proceeding, whether by the United States Department of Justice or otherwise, the determination of whether and to what extent to seek appeal or review, administrative or otherwise, or other appropriate remedies shall be made by Purchaser after consultation with the Company. Except for confidential portions reflecting pro forma financial information prepared by Purchaser, Purchaser shall deliver a draft of all regulatory applications to the Company prior to filing them and copies of all responses from or written communications from regulatory authorities relating to the Merger or this Agreement, and Purchaser shall deliver a final copy of all regulatory applications to the Company promptly after they are filed with the appropriate regulatory authority.

         (b) The Company shall, as soon as practicable, file an application or notice with the IDI to obtain requisite approval of the change in ownership of the Company Insurance Subsidiary resulting from the Bank Merger to properly maintain the IDI license held by the Company Insurance Subsidiary, and shall use its commercially reasonable efforts to respond as promptly as practicable to all inquiries received concerning said application or notice. The Company shall deliver a draft of such application or notice to Purchaser prior to filing and copies of all responses from or written communications from the IDI relating thereto, and the Company shall deliver a final copy of such application or notice to Purchaser promptly after it is filed with the IDI.

         (c) Each party will use all reasonable efforts and will cooperate in all reasonable respects with the other party in taking all reasonable actions necessary to obtain all of the foregoing regulatory approvals and consents at the earliest practicable time, including participating in any required hearings or proceedings.

         5.7 Financial Statements and Reports. From the date of this Agreement and prior to the Effective Time: (a) each party will deliver to the other, not later than ninety days after the end of any fiscal year (or such extended date as the other party may agree), its Annual Report on Form 10-K (and all schedules and exhibits thereto) for the fiscal period then ended as filed with the SEC, which shall be prepared in conformity with GAAP and the rules and regulations of the SEC; (b) the Company will deliver to Purchaser not later than thirty (30) days after the end of any fiscal quarter, the quarterly reports filed with the OTS by the Company or the Bank which shall be prepared in accordance with the rules and regulations of the OTS; (c) each party will deliver to the other not later than forty (40) days after the end of each of its first three (3) fiscal quarters, its report on Form 10-Q for such quarter as filed with the SEC which shall be prepared in conformity with GAAP and the rules and regulations of the SEC; (d) the Company will deliver to Purchaser any and all other material reports filed with the SEC, the FDIC, the OTS or any other regulatory agency within five (5) business days of the filing of any such report; and (e) the Company will deliver to Purchaser monthly financial statements along with a summary of the securities acquired in the ordinary course of business.

         5.8 Registration Statement; Stockholder Approval. As soon as reasonably practicable after the date hereof, Purchaser shall prepare and file with the SEC a Registration Statement on Form S-4 covering the Purchaser Common Stock to be issued to holders of Company Common Stock in the Merger, which Registration Statement shall include the Proxy Statement for use in soliciting proxies for the special meeting of stockholders (the "Stockholders' Meeting") to be held by the Company for purposes of considering the Merger, and Purchaser and the Company shall use their reasonable best efforts to cause the Registration Statement to become effective under the Securities Act. The Company shall furnish all information concerning the Company and the holders of its capital stock as Purchaser may reasonably request in connection with the preparation and filing of the Registration Statement and Proxy Statement and related actions. The Company shall call the Stockholders' Meeting to be held as soon as reasonably practicable, and in no event later than forty-five (45) days, after the effective date of the Registration Statement for the purpose of voting upon this Agreement and the Merger. In connection with the Stockholders' Meeting, (a) Purchaser and the Company shall jointly prepare the Proxy Statement as part of the Registration Statement, and the Company shall mail the Proxy Statement to its stockholders, on a date mutually acceptable to the parties hereto (the "Mailing Date"); (b) the Board of Directors of the Company shall, subject to the exercise of its fiduciary duties, unanimously recommend to its stockholders the approval of this Agreement and the Merger, and (c) the Board of Directors of the Company shall otherwise use its best efforts to the extent consistent with its fiduciary duty to obtain such stockholder approval.

         5.9 Notice. At all times prior to the Effective Time, each party shall give prompt notice to the other of the occurrence or its knowledge of any event or condition that would cause any of its representations or warranties set forth in this Agreement not to be true and correct in all material respects as of the date of this Agreement or as of the Effective Time, or any of its obligations set forth in this Agreement required to be performed at or prior to the Effective Time not to be performed in all material respects at or prior to the Effective Time, including without limitation, any event, condition, change or occurrence which individually, or in the aggregate with any other events, conditions or changes that have occurred after the date hereof, has resulted or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a material adverse effect on it. After receipt of any such notice disclosing a material breach, the nondisclosing party may, within five business days thereof, notify the disclosing party of its intent to terminate this Agreement pursuant to Section 7.1(d); provided, however, that the disclosing party shall have the right to cure such breach within thirty (30) days thereof but no later than the Effective Time. In the event the nondisclosing party fails to notify the disclosing party of its intent to terminate within five (5) business days after receipt of any notice hereunder, the nondisclosing party shall be deemed to have waived its right of termination as to any such breach arising out of or with respect to the events, conditions, change or occurrence described in such notice; provided, however, that any particular breach that is deemed to have been waived by the nondisclosing party may thereafter be considered by the nondisclosing party in determining the aggregate contribution of all events, conditions, changes and occurrences described by the disclosing party pursuant to this Section 5.9 toward the occurrence of a material breach by the disclosing party.

         5.10 Press Releases. Purchaser and the Company shall coordinate all publicity relating to the transactions contemplated by this Agreement and, except as otherwise required by law, or with respect to employee meetings, neither party shall issue any press release, publicity statement or other public notice relating to this Agreement or any of the transactions contemplated hereby without obtaining the prior consent of the other, which consent shall not be unreasonably withheld. The Company shall obtain the prior consent of Purchaser to the content of any communication to its stockholders, which consent shall not be unreasonably withheld or delayed.

         5.11 Delivery of Supplements to Disclosure Schedules. Five (5) business days prior to the Effective Time, the Company and Purchaser will supplement or amend their respective Disclosure Schedules with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule or in any representation and warranty made by the Company which has been rendered inaccurate thereby. For purposes of determining the accuracy of the representations and warranties of Purchaser continued in Article II hereof, or of the Company contained in Article III hereof and in order to determine the fulfillment of the conditions set forth in Article VI hereof as of the Effective Time, the Company or Purchaser Disclosure Schedule shall be deemed to include only the information contained therein on the date hereof and any information previously disclosed pursuant to Section 5.9 as to which a party is deemed to have waived its right of termination; provided, however, that delivery of such supplements containing information which causes any representation or warranty of either the Company or Purchaser to be false or materially misleading will not cure any breach hereunder of such representations or warranties.

         5.12 Tax Opinion. Purchaser shall obtain a written opinion ("Tax Opinion") of Vedder, Price, Kaufman & Kammholz, P.C. addressed to Purchaser, dated the Closing Date, subject to customary representations and assumptions referred to therein, and substantially to the effect that (a) the exchange in the Merger of Purchaser Common Stock for Company Common Stock will not give rise to the recognition of any income, gain or loss to Purchaser or the Company; (b) the adjusted tax basis of the assets of the Company in the hands of Purchaser will be the same as the adjusted tax basis of such assets in the hands of the Company immediately prior to the exchange; and (c) the holding period of the assets of the Company transferred to Purchaser will include the period during which such assets were held by the Company prior to the exchange.

         5.13 Resolution of Company Benefit Plans. The Company and Purchaser shall cooperate in effecting the following treatment of the Company Benefit Plans, except as mutually agreed upon by Purchaser and the Company prior to the Effective Time:

         (a) At the Effective Time, Purchaser (or a Purchaser Subsidiary) shall be substituted for the Company or the Bank as the sponsoring employer under those Company Benefit Plans with respect to which the Company or the Bank is a sponsoring employer immediately prior to the Effective Time, and shall assume and be vested with all of the powers, rights, duties, obligations and liabilities previously vested in the Company or the Bank with respect to each such plan. Except as otherwise provided herein, each such plan and any Company Benefit Plan sponsored by the Company or the Bank shall be continued in effect by Purchaser or any applicable Purchaser Subsidiary after the Effective Time without a termination or discontinuance thereof as a result of the Merger, subject to the power reserved to Purchaser or any applicable Purchaser Subsidiary under each such plan to subsequently amend or terminate the plan, which amendments or terminations shall comply with applicable law. The Company, the Bank and Purchaser will use all reasonable efforts (i) to effect said substitutions and assumptions, and take such other actions contemplated under this Agreement, and (ii) to amend such plans as to the extent necessary to provide for said substitutions and assumptions, and such other actions contemplated under this Agreement.

         (b) Except as contemplated in the Letter of Understanding or Benefits Letter discussed below, at or as promptly as practicable after the Effective Time, as Purchaser shall reasonably determine, Purchaser shall provide, or cause any Purchaser Subsidiary to provide, to each employee of the Company and the Bank as of the Effective Time ("Company Employees") the opportunity to participate in each employee benefit plan and program maintained by Purchaser or the Purchaser Subsidiaries for similarly situated employees (the "Purchaser Benefit Plans"); provided, however, that with respect to such Purchaser Benefit Plans, Company Employees shall be given credit for service with the Company or the Bank in determining eligibility for and vesting in benefits thereunder, but not for purposes of benefit accrual except that such prior service shall be recognized for benefit accrual purposes under any vacation pay plan or program and under any severance compensation plan or program; provided, further, that Company Employees shall not be subject to any waiting periods or pre-existing condition exclusions under the Purchaser Benefit Plans if they have satisfied such waiting periods or pre-existing condition exclusions under the Company Benefit Plan even if such periods are longer or restrictions impose a greater limitation than the periods or limitations imposed under the Company Benefit Plans; provided, further, that to the extent that the initial period of coverage for Company Employees under any Purchaser Benefit Plan that is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA is not a full 12-month period of coverage, Company Employees shall be given credit under the applicable Purchaser Benefit Plans for any deductibles and co-insurance payments made by such Company Employees under the Company Benefit Plans during the balance of such 12-month period of coverage. Nothing in the preceding sentence shall obligate Purchaser to provide or cause to be provided any benefits duplicative of those provided under any Company Benefit Plan continued pursuant to subparagraph (a) above, including, but not limited to, extending participation in any Purchaser Benefit Plan which is an "employee pension benefit plan" under ERISA with respect to any year during which allocations are made to Company Employees under the Company ESOP or profit sharing plan. Except as otherwise provided in this Agreement, the power of Purchaser or any Purchaser Subsidiary to amend or terminate any benefit plan or program, including any Company Benefit Plan, shall not be altered or affected. Moreover, neither this Agreement nor the Letter of Understanding discussed below shall confer upon any Company Employee any rights or remedies hereunder and shall not constitute a contract of employment or create the rights, to be retained or otherwise, in employment with Purchaser or any Purchaser Subsidiary.

         (c) Concurrently with or immediately after the execution of this Agreement, the Company shall use its best efforts to obtain from the President of the Company who is a party to an employment agreement with the Bank a Letter of Understanding with Purchaser substantially in the form of Exhibit E attached hereto (the "Letter of Understanding"), addressing certain matters pertaining to such executive's employment agreement and benefits payable thereunder, and participation in other Company Benefit Plans.

         (d) Notwithstanding anything in this Agreement to the contrary, all retention, severance, covenant not to compete, termination payments, acceleration of benefit vesting, and other compensation paid by the Company or the Bank, or as provided for in this Agreement, the Letter of Understanding, Exhibit F, any Company Benefit Plan or otherwise, including, but not limited to, any Change in Control Benefit, shall not violate any prohibitions which are imposed by any Governmental Authorities, or which any Governmental Authorities otherwise deem to constitute unsafe and unsound banking practices or unreasonable compensation giving effect to any obligations of Purchaser or the Purchaser Subsidiary as provided herein or in the Letter of Understanding.

         (e) Purchaser and the Company agree to take certain actions to effectuate the foregoing and other actions with respect to the Company Benefit Plans as set forth in the letter agreement of even date herewith between Purchaser and the Company in the form of Exhibit F attached hereto (the "Benefits Letter").

         5.14 Environmental Investigation.

         (a) Purchaser shall engage an environmental consultant to conduct a preliminary ("Phase I") environmental assessment of each of the parcels of owned real estate used in the operation of the businesses of the Company and the Company Subsidiaries and any other real estate owned by the Company or any Company Subsidiary or any Tax Subsidiary. The fees and expenses of the consultant with respect to the Phase I assessments shall be paid by Purchaser. The Company shall fully cooperate with Purchaser to provide the consultant reasonable access to the premises under assessment. The consultant shall complete and deliver the Phase I assessments not later than sixty (60) days after the date of this Agreement. If any environmental conditions are found or suspected or would tend to be indicated by the report of the consultant which may be contrary to the representations and warranties of the Company set forth herein without regard to any exceptions that may be contained in the Company Disclosure Schedule, Purchaser shall cause copies of the consultant reports to be furnished to the Company, and the parties shall then obtain from one or more mutually acceptable consultants or contractors, as appropriate, an estimate of the cost of any further environmental investigation, sampling, analysis, remediation, or other follow-up work that may be necessary to address those conditions in accordance with applicable laws and regulations.

         (b) Upon receipt of the estimate of the costs of all follow-up work to the Phase I assessments or any subsequent investigation phases that may be conducted, the parties shall attempt to agree upon a course of action for further investigation and remediation of any environmental condition suspected, found to exist, or that would tend to be indicated by the report of the consultant. All post-Phase I investigations or assessments (the cost of which shall be paid by Purchaser), all work plans for any post-Phase I assessments or remediation and any removal or remediation actions that may be performed shall be mutually satisfactory to Purchaser and the Company. If the work plans or removal or remediation actions are estimated to cost more than $100,000 (individually or in the aggregate) to complete, Purchaser and the Company shall discuss a mutually acceptable modification of this Agreement. Purchaser and the Company shall cooperate in the review, approval and implementation of all work plans.

         (c) If the parties are unable to agree upon a course of action for further investigation and remediation of an environmental condition or issue raised by an environmental assessment and/or a mutually acceptable modification to this Agreement, and the condition or issue is not one for which it can be determined to a reasonable degree of certainty that the risk and expense to which the Surviving Corporation, Purchaser, Mid America or any affiliate would be subject as owner of the property involved can be quantified, in good faith, and limited to an amount less than $500,000 then Purchaser may abandon this Agreement as soon as possible but in no event more than 120 days after the receipt of the Phase I assessments.

         5.15 Title to Real Estate. As soon as practical after the date hereof, but in any event no later than thirty (30) days after the date hereof, the Company, at its own expense, shall obtain and deliver to Purchaser, with respect to all real estate owned or held pursuant to a ground lease by the Company, or any Company Subsidiary or Tax Subsidiary, either (i) an owner's preliminary report of title covering a date subsequent to the date hereof, issued by Chicago Title Insurance Company or such other title insurance company accepted by Purchaser (such acceptance not to be unreasonably withheld), showing fee simple title in the Company or such Company Subsidiary or Tax Subsidiary, in such real estate or the appropriate leasehold interest of the Company or such Company Subsidiary or Tax Subsidiary, subject only to (A) the standard exceptions to title customarily contained in a policy on ALTA 1970 Owner's Form B; (B) liens of current state and local property taxes which are not delinquent or subject to penalty; and (C) liens and encumbrances as disclosed on Schedule 3.26(a) to the Company Disclosure Schedule, and restrictions and conditions of record that do not materially adversely affect the value or use of such real estate, or (ii) a commitment by the title insurance company currently insuring Company or Company Subsidiary's or Tax Subsidiary's title to the real estate owned or held pursuant to a ground lease to provide an endorsement to the current title policies changing the name of the insured to Purchaser at Closing; provided, however, (a) such commitments and title policies are subject only to the matters set forth in this Section 5.15; and (b) the effective date of such endorsement shall be subsequent to or contemporaneous with the Effective Time.

         5.16 Other Actions; Further Assurances; Form of Transaction.

         (a) At Purchaser's request, the parties will use all reasonable efforts and cooperate in all reasonable respects with each other to obtain any consents or waivers from third parties under any contract or agreement to which the Company or any Company Subsidiary is a party in order to prevent any breach or default from arising thereunder as a result of the consummation of the Merger or the Bank Merger.

         (b) In case at any time after the Effective Time any further action is necessary or desirable to carry out the contemplated purposes and intent of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

         (c) If necessary to expedite the Closing of the Merger, the Bank Merger or any other transactions contemplated by this Agreement, the parties agree that each will take or perform any additional reasonably necessary or advisable steps to restructure the transactions contemplated hereby; provided, however, that any such restructuring will not result in any change in the Merger Consideration, or result in any adverse consequences to the Purchaser, the Company or the stockholders of the Company, and will not jeopardize the receipt of approvals required from Governmental Authorities or other consents and approvals relating to the consummation of the Merger and the Bank Merger or otherwise cause any condition to Closing set forth in Article VI not to be capable of being fulfilled.

                                      VI.

                                   CONDITIONS

         6.1 Conditions to the Obligations of the Parties. Notwithstanding any other provision of this Agreement, the obligations of Purchaser on the one hand, and the Company on the other hand, to consummate the Merger are subject to the following conditions precedent:

         (a) No preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the Merger or the Bank Merger shall have been issued and shall remain in effect.

         (b) This Agreement shall have been duly adopted by the requisite vote of the stockholders of the Company at a duly called meeting.

         (c) Purchaser shall have received approvals of the Governmental Authorities to acquire the Company and to consummate the transactions contemplated hereby and all required waiting periods relating thereto shall have expired.

         (d) The Registration Statement shall have been declared effective under the Securities Act and no stop orders shall be in effect and no proceedings for such purpose shall be pending or threatened by the SEC.

         (e) The shares of Purchaser Common Stock which shall be issued to the stockholders of the Company upon consummation of the Merger shall have been authorized for listing on Nasdaq, subject to official notice of issuance.

         6.2 Conditions to the Obligations of Purchaser. Notwithstanding any other provision of this Agreement, the obligations of Purchaser to consummate the Merger are subject to the following conditions precedent:

         (a) All of the representations and warranties made by the Company in this Agreement and in any documents or certificates provided by the Company (i) shall have been true and correct in all material respects as of the date of this Agreement and (ii) shall have been true and correct as of the Effective Time as though made at and as of the Effective Time, provided, however, that if any representation or warranty (other than the representations contained in Sections 3.1, 3.2, 3.3, 3.4(a), 3.4(b) and 3.4(d) is not true or correct as of the Effective Time, the condition in this clause (ii) shall nonetheless be deemed satisfied unless the facts or circumstances causing any representation or warranty not to be true or correct, either individually or in the aggregate, and without giving effect to any materiality qualifier set forth in any such representation or warranty, have a Material Adverse Effect on the Company.

         (b) The Company shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Effective Time.

         (c) Except as specifically contemplated herein, there shall not have been any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any federal or state government or governmental agency or instrumentality or court, which would prohibit Purchaser's ownership or operation of all or a material portion of the Company's business or assets, whether immediately at the Effective Time or as of some future date, whether specified or to be specified, or would compel Purchaser to dispose of or hold separate all or a material portion of the Company's business or assets, whether immediately at the Effective Time or as of some future date, whether specified or to be specified as a result of this Agreement, or which would render Purchaser or the Company unable to consummate the transactions contemplated by this Agreement.

         (d) To the extent any material lease, license, loan or financing agreement or other contract or agreement to which the Company or any Company Subsidiary, as the case may be, is a party requires the consent of, waiver from, or notice to, the other party thereto as a result of the transactions contemplated by this Agreement, such consent, waiver or notice shall have been obtained or given.

         (e) Purchaser shall have received a certificate signed by the President and Chief Executive Officer of the Company, in his capacity as such, dated as of the Effective Time, certifying that based upon his knowledge, the conditions set forth in Sections 6.2(a) and (b) have been satisfied.

         (f) Neither the Company nor any Company Subsidiary shall be made a party to, or to the knowledge of the Company, threatened by, any actions, suits, proceedings, litigation or legal proceedings which, if adversely determined, would, in the reasonable opinion of Purchaser, have a Material Adverse Effect on the Company. No action, suit, proceeding or claim shall have been instituted, made or threatened by any person relating to the Merger or the validity or propriety of the transactions contemplated by this Agreement or the Bank Merger Agreement which would make consummation of the Merger inadvisable in the reasonable opinion of Purchaser.

         (g) The Bank Merger Agreement shall have been duly authorized and approved by the Company and the Bank and the other terms and conditions of the Bank Merger Agreement shall have been satisfied so as to permit the Bank Merger to be consummated as contemplated thereby.

         (h) If requested by Purchaser, the Company shall have caused to be delivered to Purchaser letters from the Company's independent public accountants, Crowe, Chizek and Company LLP, dated the date on which the Registration Statement shall become effective, and dated the Effective Time, and addressed to Purchaser and the Company, with respect to the Company's consolidated financial position and results of operations, and which describes procedures which shall be consistent with applicable professional standards for "comfort" letters delivered by independent accountants in connection with comparable transactions.

         (i) All action required to be taken by or on the part of the Company to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and the stockholders of the Company, and Purchaser shall have received certified copies of the resolutions evidencing such authorization.

         (j) If requested by Purchaser, the Company shall have procured and delivered to Purchaser the resignations of each of the directors and executive officers of the Company and the Company Subsidiaries in form and substance reasonably acceptable to Purchaser (none of which resignations shall prejudice or limit any rights such persons would otherwise have).

         (k) Purchaser shall have received an opinion of Luse, Gorman, Pomerenk & Schick PC, counsel for the Company, substantially in the form of Exhibit G hereto.

         (l) The Purchaser shall have received the Tax Opinion (as contemplated in Section 5.12 above).

         6.3 Conditions to the Obligations of the Company. Notwithstanding any other provision of this Agreement, the obligations of Company to consummate the Merger are subject to the following conditions precedent:

         (a) All of the representations and warranties made by the Purchaser in this Agreement and in any documents or certificates provided by the Purchaser
(i) shall have been true and correct in all material respects as of the date of this Agreement and (ii) shall have been true and correct as of the Effective Time as though made at and as of the Effective Time, provided, however, that if any representation or warranty (other than the representations contained in Sections 2.1(a), 2.1(b), 2.1(c), 2.2 and 2.3) is not true or correct as of the Effective Time, the condition in this clause (ii) shall nonetheless be deemed satisfied unless the facts or circumstances causing any representation or warranty not to be true or correct, either individually or in the aggregate, and without giving effect to any materiality qualifier set forth in any such representation or warranty, have a Material Adverse Effect on the Purchaser.

         (b) Purchaser shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Effective Time.

         (c) The Company shall have received a certificate signed by the Chairman and Chief Executive Officer of Purchaser, in his capacity as such, dated as of the Effective Time, that based upon such Chief Executive Officer's knowledge, the conditions set forth in Sections 6.3(a) and (b) have been satisfied.

         (d) All action required to be taken by or on the part of Purchaser to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of Purchaser, and the Company shall have received certified copies of the resolutions evidencing such authorization.

         (e) The Company shall have received an opinion of the General Counsel of Purchaser, substantially in the form of Exhibit H hereto.

                                      VII.

                         TERMINATION; AMENDMENT; WAIVER

         7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

         (a) By mutual written consent of the Board of Directors of Purchaser and the Board of Directors of the Company;

         (b) At any time prior to the Effective Time, by Purchaser or the Company if there shall have been a final judicial or regulatory determination (as to which all periods for appeal shall have expired and no appeal shall be pending) that any material provision of this Agreement is illegal, invalid or unenforceable (unless the enforcement thereof is waived by the affected party) or denying any regulatory approval of the transactions contemplated by this Agreement, the approval of which is a condition precedent to either party's obligations hereunder;

         (c) By either party at any time after the stockholders of the Company fail to approve this Agreement and the Merger in a vote taken at a meeting duly convened for that purpose; provided, however, the Company shall have no right to terminate pursuant to this Section 7.1(c) if the Company has taken any action, or failed to take any action, as applicable, described in Section 7.1(g).

         (d) By Purchaser or the Company in the event of the material breach by the other party of any representation, warranty, covenant or agreement contained herein or in any schedule or document delivered pursuant hereto, which breach would result in the failure to satisfy the closing conditions set forth in
Section 6.2 hereof, in the case of Purchaser, or Section 6.3 hereof, in the case of the Company, except in each case, for any such breach which has been disclosed pursuant to Section 5.9 and waived by the non-disclosing party pursuant to Section 5.9 or cured by the disclosing party prior to the Effective Time and within the time period specified in Section 5.9;

         (e) By either party on or after March 31, 2005, in the event the Merger has not been consummated by such date (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

         (f) By Purchaser pursuant to the provision of Section 5.14 hereof relating to certain environmental matters;

         (g) By the Board of Directors of Purchaser if the Company has received a Superior Proposal, and the Board of Directors of the Company has entered into an acquisition agreement with respect to the Superior Proposal, terminated this Agreement, or withdraws, modifies or amends in any respect adverse to Purchaser its approval of this Agreement or the transactions contemplated hereby, or withdraws or fails to make a unanimous recommendation that stockholders of the Company vote in favor of the Merger, or modifies or qualifies such recommendation in a manner adverse to Purchaser, or the Board of Directors of the Company has resolved to do any of the foregoing; or

         (h) By the Board of Directors of the Company if the Company has received a Superior Proposal, and in accordance with Section 4.3 of this Agreement, the Board of Directors of the Company has made a determination to accept such Superior Proposal; provided that the Company shall not terminate this Agreement pursuant to this Section 7.1(h) and enter in a definitive agreement with respect to the Superior Proposal until the expiration of five (5) business days following Purchaser's receipt of written notice advising Purchaser that the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing) identifying the person making the Superior Proposal and stating whether the Company intends to enter into a definitive agreement with respect to the Superior Proposal. After providing such notice, the Company shall provide a reasonable opportunity to Purchaser during the five-day period to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the Merger on such adjusted terms.

         7.2 Termination Fee. (a) In consideration of the expenses and forgone opportunities of Purchaser, as a condition and inducement to Purchaser's willingness to enter into and perform this Agreement, provided that the Company has not validly terminated this Agreement pursuant to Section 7.1(d), the Company shall pay to Purchaser immediately upon demand a fee of $6,250,000 (the "Termination Fee") upon the earliest to occur of the following:

                  (i) Purchaser terminates this Agreement pursuant to Section 7.1(g), or the Company terminates this Agreement pursuant to Section 7.1(h); or

                  (ii) The entering into a definitive agreement by the Company relating to an Acquisition Transaction, or the consummation or occurrence of an Acquisition Transaction involving the Company within eighteen (18) months after the occurrence of any of the following: (i) the valid termination of the Agreement by the Purchaser pursuant to
         Section 7.1(d) because of a willful breach by the Company; or (ii) the failure of the stockholders of the Company to approve this Agreement after the occurrence of an Acquisition Proposal.

         (b) If demand for payment of the Termination Fee is made pursuant to
Section 7.2 and payment is timely made, then Purchaser will not have any other rights or claims against the Company, the Company Subsidiaries, and their respective officers and directors, with respect to this Agreement, it being agreed that the acceptance of the Termination Fee under Section 7.2 will constitute the sole and exclusive remedy of Purchaser against the Company, the Company Subsidiaries and their respective officers and directors, other than any claims by Purchaser for damages arising from any willful breach of this Agreement by the Company.

         7.3 Expenses. Except as provided elsewhere herein, Purchaser and the Company shall each bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel. In the event one of the parties hereto files suit to enforce this Section 7.3 or a suit seeking to recover costs and expenses or damages for a willful breach of this Agreement, the costs, fees, charges and expenses (including attorneys' fees and expenses) of the prevailing party in such litigation (and any related litigation) shall be borne by the losing party.

         7.4 Survival of Agreements. In the event of termination of this Agreement by either Purchaser or the Company as provided in Section 7.1, this Agreement shall forthwith become void and have no effect except that (i) the agreements contained in Sections 5.1(b), 5.10, 7.2 and 7.3 hereof shall survive the termination hereof; and (ii) a termination pursuant to Section 7.1(d) hereof shall not relieve a breaching party from any liability for any breach giving rise to such termination.

         7.5 Amendment. This Agreement may be amended by the parties hereto by action taken by their respective Boards of Directors at any time before or after approval hereof by the stockholders of the Company but, after such approval, no amendment shall be made which changes the form of consideration or adversely affects or decreases the value of the consideration to be received by the stockholders of the Company without the further approval of such stockholders or which in any other way adversely affects the rights of the stockholders of the Company without the further required approval of the stockholders so affected. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Purchaser and the Company may, without approval of their respective Boards of Directors, make such technical changes to this Agreement, not inconsistent with the purposes hereof and thereof, as may be required to effect or facilitate any governmental approval or acceptance of the Merger or of this Agreement or to effect or facilitate any filing or recording required for the consummation of any of the transactions contemplated hereby.

         7.6 Waiver. Any term, provision or condition of this Agreement (other than requirements for stockholder approval and required approvals of the Governmental Authorities) may be waived in writing at any time by the party which is entitled to the benefits hereof. Each and every right granted to any party hereunder, or under any other document delivered in connection herewith or therewith, and each and every right allowed it by law or equity, shall be cumulative and may be exercised from time to time. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same except as provided in Section 5.9. No waiver by any party of a condition or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty of this Agreement. No investigation, review or audit by Purchaser of the Company or the Company of Purchaser prior to or after the date hereof shall estop or prevent either party from exercising any right hereunder or be deemed to be a waiver of any such right.

                                     VIII.

                               GENERAL PROVISIONS

         8.1 Survival. All representations, warranties, covenants and agreements of the parties in this Agreement or in any instrument delivered by the parties pursuant to this Agreement (other than the agreements, covenants and obligations set forth herein which are contemplated to be performed after the Effective Time, which include, without limitation, Section 5.4) shall not survive the Effective Time except as provided for in Section 7.4.

         8.2 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile transmission or by registered or certified mail to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be deemed to be delivered on the date so delivered:

          (a)  if to Purchaser or      MAF Bancorp, Inc.
               Merger Sub:             55th & Holmes Avenue
                                       Clarendon Hills, Illinois 60514
                                       Attention: Allen H. Koranda
                                                  Chairman and Chief
                                                  Executive Officer
                                       Telephone Number: (630) 887-5800
                                       Facsimile Number: (630) 325-0407

               copy to:                Vedder, Price, Kaufman & Kammholz, P.C.
                                       222 North LaSalle Street, Suite 2600
                                       Chicago, Illinois  60601
                                       Attention:  Thomas P. Desmond, Esq.
                                       Telephone Number: (312) 609-7500
                                       Facsimile Number: (312) 609-5005

          (b)  if to the Company:      Chesterfield Financial Corp.
                                       10801 South Western Avenue
                                       Chicago, Illinois 60643
                                       Attention: Michael E. DeHaan
                                                  Chairman and Chief
                                                  Executive Officer
                                       Telephone Number: (777) 239-6000
                                       Facsimile Number: (773) 239-6114

               copy to: Luse, Gorman, Pomerenk & Schick PC 5335 Wisconsin Avenue NW, Suite 400 Washington, DC 20015
                                       Attention:    John J. Gorman
                                       Telephone Number: (202) 274-2001
                                       Facsimile Number: (202) 362-2902

         8.3 Applicable Law. This Agreement shall be construed and interpreted in all respects, including validity, interpretation and effect, by the laws of the State of Delaware with respect to matters of corporate laws and, with respect to all other matters, by the laws of the State of Illinois, except to the extent that the federal laws of the United States apply.

         8.4 Headings, Etc. The article headings and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.5 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a final and unappealable order of a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated unless the effect would be to cause this Agreement to not achieve its essential purposes.

         8.6 Entire Agreement; Binding Effect; Nonassignment; Counterparts. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement between the parties hereto and supersedes all other prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof; and (b) is not intended to confer upon any other person any rights or remedies hereunder except as specifically provided herein (including without limitation Section 5.4). This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party hereto. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

         8.7 Certain Definitions. (a) Solely for purposes of Sections 2.10, 3.11, 6.2(a), 6.2(f) and 6.3(a) of this Agreement, the term "Material Adverse Effect" means, with respect to Purchaser or the Company, as the case may be, any effect that (a) is material and adverse to the business, assets, liabilities, results of operations or financial condition of the Purchaser and the Purchaser Subsidiaries taken as a whole, or the Company and the Company Subsidiaries taken as a whole, respectively, or (b) materially impairs the ability of Purchaser or the Company to consummate the transactions contemplated hereby; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (i) actions contemplated by this Agreement, including, with respect to the Company, the payment of or provision for benefits contemplated to be paid to any directors, officers or employees of the Company and its Subsidiaries in accordance with the terms of this Agreement, (ii) changes in laws and regulations or interpretations thereof that are generally applicable to banks, savings institutions or their holding companies, (iii) changes in GAAP that are generally applicable to banks, savings institutions or their holding companies,
(iv) expenses reasonably incurred in connection with the transactions contemplated hereby, and (v) changes attributable to or resulting from changes in general economic conditions affecting similarly situated banks, savings institutions or their holding companies generally, including changes in the prevailing level of interest rates.

         (b) The term "knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known or should have been known by any of the executive officers or directors of such Person (including with respect to the Company, John L. Garlanger), and includes any facts, matters or circumstances set forth in any written notice from any governmental entity or any other material written notice received by that Person.

         (c) The term "business day" means any day that the New York Stock Exchange or Nasdaq are open for trading.

         (d) The term "Person" means any individual, financial institution, corporation, partnership, association, limited liability company, business trust, unincorporated organization or similar organization, whether domestic or foreign, together with its direct or indirect parents, subsidiaries and affiliates (as such term is used in Rule 145 of the Securities Act).

         8.8 Tax Treatment; Tax Structure. Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that any party (and each employee, representative, or other agent of the party) may disclose to any and all persons the tax treatment and tax structure (as such terms are defined in Treasury Regulations ss. 1.6011-4(c)) of the Transaction and any and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment or tax structure; provided however that such disclosure may not be made until the earlier of (i) the date of the public announcement of discussions relating to the Transaction; (ii) the date of the public announcement of the Transaction; and (iii) the date of the execution of the agreement (with or without conditions) to enter into the Transaction. The preceding sentence is intended to cause the Transaction to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and should be construed in a manner consistent with such purpose.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.


                                     MAF BANCORP, INC.

                                     /s/ Allen H. Koranda
                                     ------------------------------------------
                                     By:  Allen H. Koranda
                                     Its: Chairman and Chief Executive Officer

                                     CLASSIC ACQUISITION CORP.

                                     /s/ Allen H. Koranda
                                     ------------------------------------------
                                     By:  Allen H. Koranda
                                     Its: Chairman and Chief Executive Officer

                                     CHESTERFIELD FINANCIAL CORP.

                                     /s/ Michael E. DeHaan
                                     ------------------------------------------
                                     By:  Michael E. DeHaan
                                     Its: Chairman and Chief Executive Officer